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                                                                     EXHIBIT 2.1

                         AGREEMENT FOR PURCHASE AND SALE

                            dated September 19, 2000

                                 by and between

                           APACHE CANYON GAS, L.L.C.,
                      a Delaware limited liability company

                                    as Seller

                                       and

                            EVERGREEN RESOURCES, INC.
                             a Colorado corporation

                                    as Buyer


EXECUTION VERSION

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                         AGREEMENT FOR PURCHASE AND SALE


     THIS AGREEMENT dated as of the 19th day of September, 2000, between Apache Canyon Gas, L.L.C., a Delaware limited liability company ("Seller"), and Evergreen Resources, Inc., a Colorado corporation (herein referred to as "Buyer").

                              W I T N E S S E T H:

     WHEREAS, Seller owns certain real estate oil and gas leasehold and mineral interests and related equipment situated in the State of Colorado, all of which it holds in connection with its business of petroleum exploration and production; and

     WHEREAS, Seller desires to sell and Buyer desires to acquire these interests and related assets on the terms and conditions hereinafter provided;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

The following terms, as used herein, shall have the following meanings:

     1.1 "Agreement" means this Agreement for Purchase and Sale between Seller and Buyer.

     1.2 "Assets" means the following described assets and properties (except to the extent constituting Excluded Assets):

          (a)  "Real Property Assets" which consist of the following:

               (1)  the Subject Interests;

               (2)  the Lands;

               (3)  the Incidental Rights;

               (4)  the Claims; and

               (5) all Hydrocarbons produced from or attributable to the Subject Interests with respect to all periods subsequent to the Effective Time, together with all proceeds from or of such Hydrocarbons.

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     1.3  "Assumed Obligations" means (i) all liabilities and obligations of
Seller with respect to the Claims, (ii) all liabilities and obligations of Seller arising or accruing under or with respect to the Assets from and after the Effective Time, (iii) all liabilities and obligations of Seller, whether accrued or not, with respect to plugging and abandoning any wells, removing structures and facilities and the restoration of the surface pertaining to the Assets, (iv) a pro-rata share of Property Taxes with respect to the Assets for the Tax Period in which Closing occurs and all Transfer Taxes, (v) all liabilities and obligations of Seller arising or accruing under or with respect to the Material Contracts from and after the Effective Time, (vi) all liabilities and obligations under the Basic Documents from and after the Effective Time except to the extent that a particular obligation is otherwise expressly retained by Seller hereunder, and (vii) all other liabilities and obligations assumed by Buyer under this Agreement, including but not limited to liabilities and obligations assumed by Buyer under Article XIII.

     1.4 "Basic Documents" means all Material Contracts, agreements, and other legally binding rights and obligations to which the Assets may be subject, or that may relate to the Assets including, without limitation, leases, assignments in the chain of title, overriding royalty assignments, farmout and farmin agreements, option agreements, pooling and unitization agreements, operating agreements. production sales and marketing agreements, processing agreements, transportation agreements, production purchasing agreements, permits, licenses and orders.

     1.5  "Buyer's Credits" is defined in Section 3.2.

     1.6 "Claims" means all obligations and benefits with respect to gas production, pipeline, transportation or processing imbalances, all of which are to be assumed or received by Buyer pursuant to this Agreement.

     1.7  "Closing" is defined in Section 10.1.

     1.8  "Closing Date" is defined in Section 10.1.

     1.9 "Conveyance" mean the Assignment, Bill of Sale and Conveyance of the Real Property Assets a form of which is set out in EXHIBIT C.

     1.10 "Defensible Title" means such title to a Subject Interest that, subject to and except for Permitted Encumbrances, (a) entitles Seller to receive not less than the net revenue interest of Seller for the well or unit as set forth in EXHIBIT A of all Hydrocarbons produced, saved and marketed from or attributable to such well or unit and (b) obligates Seller to bear the costs and expenses relating to the maintenance, development and operation of such well or unit in an amount not greater than the working interest of Seller for such well or unit as set forth in EXHIBIT A (unless Seller's net revenue interest therein is proportionately increased) it being understood that the existence of Permitted Encumbrances affecting any Asset shall not form the basis for a claim that Seller does not have Defensible Title to such Asset.

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     1.11 "Effective Time" means either: (i) 7:00 a.m. Mountain Time on
September 1, 2000 if the Closing Date occurs on or before September 22, 2000; or
(ii) 7:00 a.m. Mountain Time on September 30, 2000 if the Closing Date is after September 22, 2000.

     1.12. "Excluded Assets" mean the following:

          (a) all rights, interests, assets and properties of Seller which are expressly excluded from this sale under other provisions of this Agreement or which are set forth in Exhibit D;

          (b) (i) except to the extent constituting or attributable to Claims, all trade credits, accounts receivable, notes receivable and other receivables attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Time, and (ii) all deposits, cash, checks in process of collection, cash equivalents and funds attributable to Seller's interest in the Assets with respect to any period of time prior to the Effective Time;

          (c) all corporate, financial, tax and legal (other than title) records of Seller, however, Buyer shall be entitled to receive copies of any financial, tax (subject to Section 11.2(d) of this Agreement) or legal records which directly relate to the Assets; PROVIDED, HOWEVER, that Buyer's said entitlement shall not extend to any records whose disclosure may expose Seller to any possible claim of breach of privilege or confidentiality under any agreement or under federal or state laws;

          (d) except to the extent constituting Claims and except as otherwise provided in this Agreement, all claims and causes of action of Seller (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time, or (ii) with respect to any of the Excluded Assets;

          (e) except as otherwise provided in clause (vi) of the definition of Incidental Rights or in Article XV hereof, all rights, titles, claims and interests of Seller (i) under any policy or agreement of insurance or indemnity,
(ii) under any bond or (iii) to any insurance or condemnation proceeds or awards;

          (f) all (i) Hydrocarbons produced from or attributable to the Assets with respect to all periods prior to the Effective Time, together with all proceeds from or of such Hydrocarbons, and (ii) Hydrocarbons which, at the Effective Time, are owned by Seller or to which Seller has title and are in storage, within processing plants, or in pipelines;

          (g) Seller's share of any and all claims, as well as Seller's claims, for refund of or loss carry forwards with respect to (i) federal, state and local, sales and use, ad valorem, property, excise, production, severance, gross receipts, payroll, withholding or other taxes attributable to any period prior to the Effective Time; (ii) federal, state and local income or franchise taxes; or (iii) any taxes attributable to the Excluded Assets;

          (h) all amounts due or payable to Seller as adjustments or refunds under any audit pertaining to periods prior to the Effective Time;

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          (i)  all amounts due or payable to Seller as adjustments or refunds under any contracts or agreements respecting periods prior to the Effective Time, other than Claims;

          (j) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;

          (k) except to the extent included in the Claims, all proceeds, benefits, income or revenues accruing (and any security or other deposits made) with respect to (i) the Assets prior to the Effective Time or (ii) any Excluded Assets;

          (l) any logo, service mark, copyright, trade name or trademark associated with Seller or any business of Seller; and

          (m) all files, information and data expressly excluded from the definition of Incidental Rights.

          (n)  all interests in the firm transportation contracts as follows:
(1) CIG contract number 33053000, and (2) CIG contract number 33257000.

          (o) all vehicles, tractors, trailers and similar equipment owned by Seller.

     1.13 "GAAP" means Generally accepted accounting principles, consistently applied.

     1.14 "Hydrocarbons" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids and other liquid or gaseous hydrocarbons (including C02), and also refers to all other minerals of every kind and character which may be covered by or included in the Subject Interests.

     1.15 "Incidental Rights" shall mean all right, title and interest of Seller in and to or derived from the following insofar as the same directly relate to the Subject Interests: (i) all unitization, communitization and pooling designations, declarations, agreements and orders covering Hydrocarbons in or under the Lands or any portion thereof and the units and pooled or communitized areas created thereby; (ii) all easements, rights-of-way, surface leases, permits, licenses, servitudes or other interests, including; (iii) all equipment and other personal property, fixtures and improvements situated upon the Lands and used or held for use in connection with the exploration, development or operation of the Subject Interests or Lands or the production, treatment, storage, compression, processing or transportation of Hydrocarbons from or in the Subject Interests or Lands; (iv) the following Hydrocarbon sales, purchase and exchange contracts: 33160000 and 33195000 both with CIG, along with all Material Contracts; (v) originals of all lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records, information and data (including copies of engineering, geological and geophysical data to the extent same may be transferred, but subject in all events to any and all consents concerning ownership and transfer), and all rights thereto, of Seller insofar as the same are directly related to and necessary to the realization of value by Buyer of any of the Subject Interests

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or Lands and to the extent the transfer thereof is not prohibited by existing contractual obligations with third parties; and (vi) to the extent transferable and subject to Article XV hereof, all interest of Seller in and to all claims and causes of action which Seller may have against insurance companies and others by reason of injury or damage to or destruction or loss of all or any part of the Assets by reason of events occurring subsequent to the Effective Time.

     1.16 "Lands" mean, except to the extent constituting Excluded Assets, each and every kind and character of right, title, claim or interest which Seller has in and to the lands covered by the Subject Interests.

     1.17 "Material Contracts" means all contracts related to the Assets the absence of which would cause a material change either in the operations of the Assets or their value, as set forth on Exhibit E.

     1.18 "Permitted Encumbrances" shall mean any of the following matters:

          (a) the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in the agreements, instruments and documents which create or reserve to Seller its interests in any of the Assets provided they do not operate to reduce the net revenue interest, nor increase the working interest (unless Seller's net revenue interest therein is proportionately increased) of Seller in the Subject Interests as reflected in EXHIBIT A hereto;

          (b) encumbrances that arise under operating agreements to secure payment of amounts not yet delinquent and are of a type and nature customary in the oil and gas industry;

          (c) encumbrances that arise as a result of pooling and unitization agreements, declarations, orders or laws to secure payment of amounts not yet delinquent;

          (d) any materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens or charges for liquidated amounts arising in the ordinary course of business, (w) which are inchoate, (x) which Seller has agreed to assume or pay pursuant to the terms hereof, or (y) for which Seller is responsible for paying or releasing at Closing;

          (e) any liens for taxes, tax assessments not yet delinquent, or tax assessments that are being contested in good faith, and other assessments not yet delinquent, or if delinquent, that are being contested in good faith;

          (f) any liens or security interests created by law or reserved in oil and gas leases for royalty, bonus or rental or for compliance with the terms of the Subject Interests;

          (g) any obligations or duties affecting the Assets to any municipality or public authority with respect to any franchise, grant, license or permit, and all applicable laws, rules and orders of governmental authority;

          (h) any (i) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, fishing, logging, canals, ditches,

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reservoirs, or the like, or (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way, on, over, or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits, or licenses, to the extent such matters, individually or in the aggregate, do not interfere materially with oil and gas operations currently conducted on the Subject Interests;

          (i) all lessors' royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens to the extent that the net cumulative effect of such burdens does not operate to reduce the net revenue interest of Seller in any of the Subject Interests to below the applicable net revenue interest set forth in EXHIBIT A hereto;

          (j) all defects and irregularities affecting title to the Subject Interests which individually or in the aggregate do not operate to reduce the net revenue interest, nor increase the working interest (unless Seller's net revenue interest is increased proportionately) of Seller in the Subject Interests as reflected in Exhibit A hereto or otherwise interfere materially with the operation, value or use of the Subject Interests;

          (k) preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which waivers or consents are obtained from the appropriate parties with respect to the sale contemplated hereunder or following the furnishing, by Seller to the appropriate party, of all requisite notices and information, the applicable time period for asserting such rights has expired without an exercise of such rights with respect to such sale;

          (l) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance;

          (m) (i) Material Contracts, division orders, unitization and pooling designations, declarations, orders and agreements, and (ii) contracts and agreements with affiliates of Seller of the kind enumerated in subclause (i) of this clause (m) that have been disclosed to Buyer in EXHIBIT H hereto;

          (n) any encumbrance, title defect or matter (whether or not constituting a Title Defect) waived or deemed waived by Buyer pursuant to
Article VII hereof;

          (o) any agreement, contract, lease, instrument, permit, amendment or extension entered into by Seller in accordance with Article VIII hereof;

          (p)  the Oil and Gas Purchase and Processing Agreements; and

          (q) that certain eight inch gathering line found in the southwest part of "Lease No. 1 - Wet Canyon Area," also known as the Weston Tract, as described in EXHIBIT A hereto, servicing wells on the west-adjacent tract commonly known as the "Golden Eagle Tract" and connecting, through compression facilities, to the CIG pipeline, and all associated equipment related

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thereto or necessary for the operation thereof, along with a surface right-of-way, twenty feet in width running the length of said gathering line with the gathering line, as nearly as possible, down the middle.

     1.19 "Property Taxes" is defined in Section 11.2.

     1.20 "Purchase Price" is defined in Section 3.1.

     1.21 "Seller's Credits" is defined in Section 3.2.

     1.22 "Subject Interests" means, except to the extent constituting Excluded Assets, any and all interests owned by Seller and set forth in EXHIBIT A-1 or which Seller is now entitled to receive by reason of any existing participation, joint venture, farm-in or other agreement, in and to the oil, gas and/or mineral leases, permits, licenses, concessions, leasehold estates, fee, royalty and overriding royalty interests described in EXHIBIT A-1 attached hereto including, without limitation, Seller's minerals, mineral fee and reversionary interests in, on and under the lands described in EXHIBIT A.

     1.23 "Tax Period" is defined in Section 11.2.

     1.24 "Title Defect" is defined in Section 7.3.

     1.25 "Transfer Taxes" is defined in Section 11.2.


                                   ARTICLE II
                                SALE AND PURCHASE

     Subject to the terms and conditions of this Agreement and the Permitted Encumbrances, Seller agrees to sell and convey to Buyer and Buyer agrees to purchase and pay for the Assets.


                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

     3.1 PURCHASE PRICE. (a) The total consideration for the sale and conveyance of the Assets to Buyer is Buyer's payment of One Hundred Forty-One Million Dollars ($U.S.141,000,000.00), as adjusted in Section 3.1(c) below, (the "Purchase Price"). The cash portion of the Purchase Price, together with and subject to such adjustments, if any, as are expressly provided for elsewhere in this Agreement, shall be paid by Buyer to Seller by means of completed Federal Funds transfers to Seller's account in Apache Canyon Gas, L.L.C., routing number 101000695, account number 9870964996 as follows: (i) Thirty-five Million Dollars ($U.S. 35,000,000.00) and (ii) subject to Section 10.4, Shares of Redeemable Preferred Stock of Buyer with a face value of One Hundred Million Dollars ($U.S.100,000,000.00) pursuant to the provisions set out in EXHIBIT I, ("Preferred Stock"). Also at Closing, subject to Section 10.4, and as a credit to the payment of the Purchase Price, Buyer shall deliver to Seller a certificate or certificates, registered in the name of the Seller

                                       7
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or its designee, evidencing ownership of shares of common stock of the Buyer aggregating Six Million Dollars ($US6,000,000.00) of Buyer's common stock (the "Evergreen Stock") calculated as provided in (b) below. The $6,000,000.00 in Evergreen Stock, the Preferred Stock, and the $35,000,000.00 cash paid at Closing, together, constitute the "Initial Payment."

          (b) The amount of Evergreen Stock to be included in the Initial Payment shall be calculated based on a per-share price equal to the average closing price of the Evergreen Stock for the fifteen trading day period ending the day prior to the Closing. The Evergreen Stock, at Closing, shall not be registered and shall be initially restricted. The terms of Seller's holding of such stock shall be subject to the provisions of EXHIBIT J.

          (c) On December 29, 2000, the parties shall calculate the simple arithmetic average of the settle prices for NYMEX natural gas futures contracts for the months of January, 2001 through December, 2001, as published in the December 27, 2000, edition of THE WALL STREET JOURNAL under the heading "Natural Gas, (NYM) 10,000 MMBtu.; $ per MMBtu's". If such average equals or exceeds $4.465 per MMBtu, then Buyer shall, on or before January 5, 2001, deliver to Seller a certificate or certificates, registered in the name of the Seller or its designee, evidencing ownership of shares of common stock of the Buyer aggregating Four Million Dollars ($US4,000,000.00) of Buyer's common stock (the Adjustment Stock") calculated as provided in the next sentence. The number of shares of Adjustment Stock shall be calculated based on a per-share price equal to the average closing price of the Adjustment Stock for the fifteen trading day period ending the day prior to the date of delivery of the Adjustment Stock to Seller. The Adjustment Stock, when issued, shall not be registered and shall be initially restricted. The terms of Seller's holding of such stock shall be subject, MUTATIS MUTANDIS, to the provisions of EXHIBIT J.

          (d) Notwithstanding anything set out herein, if, at December 31, 2000, the Redemption of the Preferred Stock as provided in Section 2.4 of the Amendment to State Terms, set forth in Exhibit I hereof (the "Amendment") has not occurred, the Parties shall make the following calculation: Take the sum of the Dividends received pursuant to Section 2.1 of the Amendment (excluding, however, any Dividends received associated with an increase in Dividends over the initially effective dividend amount of $95 per share per annum set forth in
Section 2.1) plus the actual proceeds received by the Seller or its assigns pursuant to that certain production payment reserved in that certain conveyance from Seller to Buyer set forth in Exhibit C ("Production Payment") and covering certain Leases and Lands in Las Animas County, Colorado. If such sum does not equal what Seller would have received had it reserved a production payment equal to the "Applicable Percentage", as defined below, of the Hydrocarbons attributable to such Leases and Lands (instead of the 18.64% that it did reserve), assuming that Seller would have been paid at precisely the same average rate per Mcf, that Seller, in fact, received attributable to is Production Payment reserved in Exhibit C, then Buyer shall be obligated to pay a one-time payment ("December Adjustment"), as an adjustment to the Purchase Price, to Seller equal to the difference between what Seller actually received and what it would have received had it reserved only the Applicable Percentage production payment and had not received, and had not been entitled to receive, any dividend hereunder ("Theoretical Production Payment"). In addition, at the time of the Redemption of the last share of Seller's Preferred Stock, Buyer and Seller shall make the calculation, and Buyer shall be obligated to the payment, if such results from that calculation, as an adjustment to the Purchase Price utilizing the formula set out in the preceding sentence, but calculated from December

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31, 2000 through the date of the Redemption of the last share of Seller's
Preferred Stock ("Final Adjustment") Buyer and Seller both recognize that actual proceeds of the Production Payment may not be paid until the second month after the end of the month in which production occurred. Accordingly, upon each payment required in this Section 3.1(d), the Buyer and Seller shall meet and determine, in good faith, their best estimate of what cash payments Seller is likely to receive from the Production Payment, but attributable to the particular time period set out above, after the relevant date and take that sum into consideration in calculating each of the one-time adjustments provided for hereunder. If Buyer and Seller cannot agree, then the average of the actual proceeds received in the three calendar months next preceding the Adjustment (whether the December Adjustment or the Final Adjustment) shall be used for making such estimate. The Final Adjustment shall be made contemporaneously and as a condition of the Redemption; provided, however, nothing herein shall prohibit Buyer from making the Redemption of the last share of Seller's Preferred Stock on or before December 31, 2000, in which case there shall be only on Adjustment. The Buyer and Seller shall meet within 120 days of each Adjustment to make a final determination of the correct amount of each one-time dividend. If, on the other hand, the Production Payment and the Dividends paid actually exceed the Theoretical Production Payment, then Seller shall refund the excess amount to Buyer. The term "Redemption" has the meaning ascribed to it in the Amendment.

          (e)  As used above, the "Applicable Percentage" means:

          i. Initially 59.47%. The Applicable Percentage will remain 59.47% if the preferential purchase right applicable to the Lorencito properties (as described under the terms of that certain Agreement for Purchase and Sale between Buyer and Seller of even date herewith) is NOT exercised by the holder thereof.

          ii. If that preferential right is exercised by the holder thereof, then Buyer, within 10 days following the closing on the exercise of that preferential right, shall make a Redemption of $20 million worth of Seller's Preferred Stock, and upon that Redemption, the Applicable Percentage shall be 56.8%.

     3.2  PURCHASE PRICE CREDITS.

          (a) Within 10 days after December 31, 2000, the parties shall exchange information with respect to revenues received from production and other operating sources (excluding interest income), from or attributable to the Assets for periods on or after the Effective Date received by Seller plus $150,000.00 ("Buyer's Credits") and shall calculate all exploration, production, development, operating, overhead, general and administrative and other costs paid or incurred by Seller with respect to the Assets for such period charged under applicable operating agreements or, if no operating agreement is applicable, then under the most recent COPAS Accounting Procedure Joint Operations ("Seller's Credits") excluding all non-cash charges attributable to depletion, depreciation, bad debt losses, lease abandonment, etc.; provided that Seller shall have no obligation to make any payment that would constitute a Seller's Credit after the Effective Time. Only items of revenue, cost and expense attributable to the Assets shall be included in the foregoing calculations. If Seller's Credits exceed Buyer's Credits, the difference shall be due

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Seller by Buyer. If Buyer's Credits exceed Seller's Credits, the difference shall be due Buyer by Seller. Prior to the end of the ten day period beginning with December 31, 2000, Seller shall furnish Buyer with an estimated accounting showing the amount of Seller's Credits and the amount of Buyer's Credits. The amount of the final credit, as adjusted, shall be paid in cash on final adjustment by the party owing it. If within such time period, the parties are unable to agree as to whether an item of income or expense belongs in the period before or after the Effective Time, or is properly included in Seller's Credits or Buyer's Credits, or as to any other accounting matters, then such item or matter may be submitted for determination to a mutually acceptable accounting firm in accordance with Section 12.2 hereof. Final settlement shall be made within ten (10) business days following agreement by the Buyer and Seller or final determination by said accounting firm (which final determination shall be binding upon Buyer and Seller).

          (b) Seller and Buyer or representatives of each shall determine the amount of the Hydrocarbons existing in storage tanks, gathering lines, pipelines, gasoline plants, and other facilities as of the Effective Date using the point or points of delivery to Seller's purchasers as a zero reference point. Seller shall receive a credit in the final adjustment of the Purchase Price as provided for in paragraph (a) above equal to an amount calculated by multiplying the volume of such Hydrocarbons by (i) in the case of oil, the posted price in the field, as of the Effective Time (or if none, a mutually agreeable price) or (ii) in the case of gas, the prevailing spot market price net of transportation and basis differential at the location of the Subject Interests, as of the Effective Time

     3.3 PURCHASE PRICE ALLOCATIONS. Seller and Buyer mutually agree to allocate the Purchase Price among the Assets as set forth in EXHIBIT B attached hereto. Seller and Buyer agree that said allocation as set forth in EXHIBIT B is the proper allocation of the Purchase Price in accordance with the fair market value of the Assets, and that said allocation of the Purchase Price of the Assets as set forth in EXHIBIT B shall apply for purposes of Sections 755 and 1060 of the Internal Revenue Code of 1986 (as amended and together with any regulations promulgated thereunder, the "Code"). Seller and Buyer agree (and each agrees to cause its affiliates) to report the federal, state and local income and other tax consequences of the transactions contemplated herein, and in particular to report the information required under Section 1060(b) of the Code (and any regulations promulgated thereunder), in a manner consistent with such allocation. Seller and Buyer further agree (and each agrees to cause its affiliates) to not take any tax position inconsistent with such allocation in connection with the examination of any of their tax returns, refund claims or litigation, investigations or other proceedings involving any of their tax returns. Seller and Buyer each further agree that they will not take any position inconsistent with this allocation in preparing financial statements, tax returns, reports to shareholders or government authorities or otherwise.

     Buyer and Seller each agree to furnish the other a copy of IRS Form 8594 (Asset Acquisition Statement under Section 1060 of the Code) as filed with the Internal Revenue Service by such party or any affiliate thereof, pursuant to Sections 755 and 1060 of the Code, as a result of the consummation of the transactions contemplated hereby, within thirty (30) days of the filing of such form with the Internal Revenue Service.


                                   ARTICLE IV
                            SELLER'S REPRESENTATIONS

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     4.1  SELLER'S REPRESENTATIONS. Seller represents to Buyer as of the date hereof that:

          (a) Seller is a limited liability company duly formed and existing pursuant to the laws of the State of Delaware and is qualified to do business in the State of Colorado.

          (b) Subject to Section 14.1, the consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with, any provision of the governing documents of Seller, any provision of any agreement or instrument to which Seller is a party or by which Seller is a party or by which it is bound or to the knowledge of Seller, any judgment, decree, order, statute, rule or regulation applicable to Seller.

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by Seller.

          (d) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Seller at Closing will constitute, legal, valid and binding obligations of Seller in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors;

          (e) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the actual knowledge of the officers of Seller, threatened against Seller;

          (f) Seller may contract for brokerage or finder's services against which it shall hold Buyer harmless pursuant to Section 14.4;

          (g) Except as shown on EXHIBIT K hereto, there is no claim, demand or suit, action or other proceeding pending in which Seller has been served with process, or to Seller's knowledge threatened, before any, court or governmental agency which if adversely decided could reasonably be expected to result in a material impairment or loss of title to any material part of the Assets taken as a whole or the value thereof taken as a whole or which might materially hinder or impede the operation of the Assets taken as a whole;

          (h) Except as shown on EXHIBIT K and as may be referred to in Article XIV, Seller, to its knowledge, has not violated, and to Seller's knowledge there are no alleged violations by Seller of, any applicable rules, regulations or orders of any governmental agency having jurisdiction over the Assets which would affect in any material respect the value of the Assets taken as a whole; and

          (i) Seller is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

          (j) Seller makes no representation or warranty, express or implied with respect to whether any of the Subject Interests are qualified for, or whether Buyer might be qualified to take, tax credits under Section 29 of the Internal Revenue Code with respect to production from the Subject Interests.

          (k) Seller is not in breach or default, or to Seller's knowledge, alleged to be in breach or default, under any of (i) the Oil and Gas Purchase and Processing Agreements, (ii) any of the instruments creating or reserving the Subject Interests, or (iii) any other Material Contract affecting or included within the Assets, other than a breach or default which would not have a material adverse effect, and, to Seller's knowledge, no other party to any of the instruments and agreements described in (i) through (iii), of this paragraph
(k) is in breach of or default thereunder. No event, condition or occurrence exists which after notice or lapse of time or both would constitute a breach or default by Seller under any of the foregoing except for such breaches or defaults that would not have a material adverse effect.

          (l) There are no gas imbalances, other than imbalances affecting the pipeline, on the Subject Interests.

          (m) The only consents to which the Subject Interests or the Material Contracts are subject are contained in the transportation agreements included in Incidental Rights or as otherwise set forth in Exhibit E.

          (n) Seller (a) understands that the offer and sale of the Evergreen Stock, the Preferred Stock and the Adjustment Stock have not been and, subject the provisions of Exhibit J, will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws, and that such stock is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) is acquiring such stock solely for its own account for investment purposes and not with a view to the distribution of such stock, and will not transfer any shares of such stock without compliance with all applicable securities laws; (c) is an "accredited investor," as that term is defined in Rule 501(a) promulgated under the Securities Act; (d) is a sophisticated investor with sufficient knowledge and experience in financial, investment and business affairs to permit it to evaluate the merits and risks involved in purchasing such stock and is able to bear the economic risk and lack of liquidity inherent in holding such stock for an indefinite period of time; and (e) has received information concerning Buyer and has had the opportunity to ask questions of, and receive answers from, Buyer and its representatives concerning the business of Buyer and the terms of the Evergreen Stock, the Preferred Stock and the Adjustment Stock and to obtain additional information as desired in order to evaluate the merits and risks inherent in holding such stock.


                                    ARTICLE V
                             BUYER'S REPRESENTATIONS

     5.1 BUYER'S REPRESENTATIONS. Buyer represents to Seller as of the date hereof that:

          (a) It is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado, and Buyer is or prior to Closing will be duly qualified pursuant to any and all applicable laws, statutes and regulations to own and operate the Assets;

          (b) It has all requisite power and authority to carry on its business as presently conducted, to enter into this Agreement and the other documents and agreements contemplated hereby, to purchase the Assets on the terms described in this Agreement, and to perform its other obligations under this Agreement and the other documents and agreements contemplated hereby. Subject to Section 14.1, the consummation of the transactions contemplated by this Agreement will not violate., nor be in conflict with, any provision of Buyer's charter, or governing documents, or any material agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer;

          (c) The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action on the part of Buyer;

          (d) This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Buyer at Closing will constitute, legal, valid and binding obligations of Buyer in accordance with their respective terms, subject to bankruptcy and other similar laws of general application with respect to creditors;

          (e) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by, or to the actual knowledge of the officers of Buyer, threatened against Buyer;

          (f) No broker or finder has acted for or on behalf of Buyer in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer;

          (g) Buyer is now or prior to Closing will be, and after Closing shall continue to be, qualified to own Federal and State oil, gas and mineral leases in all jurisdictions where any such Subject Interests are located, and the consummation of the transactions contemplated hereby will not cause Buyer to be disqualified as such an owner or to exceed any acreage limitation imposed by any law, statute, rule or regulation;

          (h) Buyer has arranged to have available by the Closing Date sufficient funds and shares to enable the Buyer to pay in full the Initial Payment, together with all costs and expenses relative thereto, and otherwise to perform its obligations under this Agreement.

          (i) Buyer is not a Public Utility Holding Company as defined in the Public Utility Holding Company Act of 1935, and, to the knowledge of Seller, it is not a partner with any party who is a Public Utility Holding Company.

          (j) All shares of Buyer, whether preferred or common, issued or to be issued to Seller pursuant to the terms of this Agreement, are, at the time of issuance, duly and validly authorized for issuance, validly issued, fully paid and nonassessable, and have not been issued, and are not held, in violation of a preemptive rights. All such shares shall be free and clear of all liens, encumbrances, claims and restrictions, except as set forth in this Agreement. There are no agreements or understandings with respect to the voting of such shares. Buyer has furnished to the Seller true and complete copies of the Certificate of Incorporation and Bylaws of the Buyer, including all amendments and restatements thereof.


                                   ARTICLE VI
                      ACCESS TO INFORMATION AND INSPECTION

     6.1 FILES. Seller has permitted Buyer and its representatives access to all accounting records, abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, check vouchers, payout statements and agreements pertaining to the Assets insofar as the same are now in existence and in the possession of Seller. Buyer and Seller acknowledge that Buyer has had access to such records and information, prior to the execution of this Agreement.

     6.2 OTHER FILES. Seller has made available to Buyer for inspection by Buyer all geological, geophysical, production and engineering books, records and data in possession of Seller, except such records or data which Seller is prevented by contractual obligations with third parties from disclosing.

     6.3 CONFIDENTIALITY AGREEMENT. Buyer and Seller entered into that certain Confidentiality Agreement dated June 23, 2000, between Seller and Buyer, the terms of which are incorporated herein by reference and made a part of this Agreement. The Confidentiality Agreement shall expire at Closing.

     6.4 INSPECTIONS. Seller has permitted Buyer and its representatives at reasonable times and at their sole risk, cost and expense, to conduct reasonable inspections of the Assets; provided, however, Buyer shall repair any damage to the Assets resulting from such inspections and Buyer does hereby indemnify and hold harmless Seller from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses or causes of action arising from Buyer's inspection of the Assets, including, without limitation, claims for personal injuries, property damage and reasonable attorney's fees and further including claims arising in whole or part from Seller's negligence.


                                   ARTICLE VII
                                      TITLE

     7.1 NO WARRANTY OR REPRESENTATION. Seller shall convey Seller's interests in and to the Assets to Buyer subject to the Permitted Encumbrances and without any warranty of title, express or implied, except as to claims by, through and under Seller, but not otherwise, as provided in the form of Assignment, Bill of Sale and Conveyance attached as EXHIBIT C hereto. Seller makes no warranty or representation, express or implied, with respect to the accuracy or completeness of the information, records and data now, heretofore or hereafter made available to Buyer in connection with this Agreement (including, without limitation, any description of the Assets, pricing assumptions, potential for production of Hydrocarbons from the Subject Interests, or any other matters contained in any other material furnished to Buyer by Seller or by Seller's agents or representatives). The Subject Interests are subject to a secured loan in favor of BankOne, N.A. Agent, which will be released at or prior to closing.

     7.2  BUYER'S TITLE REVIEW.

          (a) For 45 calendar days after Closing, Buyer may at Buyer's sole cost and expense commence and diligently pursue such examination of title to the Subject Interests as Buyer desires. Seller shall fully cooperate with Buyer and shall make available to Buyer at Seller's offices in Overland Park, Kansas, all documents, records and material in Seller's possession (except to the extent disclosure of same is prohibited pursuant to agreements with third parties) and all assistance reasonably necessary to assist Buyer in determining the validity of Seller's title in and to the Subject Interests. In no event, however, does Seller warrant or represent the sufficiency, completeness or accuracy of such documents, records and materials, and Buyer's reliance thereon shall be at Buyer's sole risk and expense. Immediately upon completion of Buyer's title review of each property, Buyer shall notify Seller of any Title Defects associated with such property in accordance with Section 7.4 below. Buyer will conclude Buyer's title review and give notice to Seller of all asserted Title Defects not later than five (5) days after the send of said 45 day period. To be effective, Buyer's written notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect and (ii) supporting documents reasonably necessary for Seller (or a title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect. Any matters not described in a written notice of Title Defect as provided above shall conclusively be deemed to have been waived and accepted by Buyer, and shall be deemed Permitted Encumbrances hereunder.

          (b) Upon receipt of the notice set forth under Section 7.2(a) Seller shall have the right, but not the obligation, for 10 calendar days to cure all or any portion of asserted Title Defects, such curative costs to be borne solely by Seller. If Buyer elects to waive or is deemed to have waived any asserted or unasserted Title Defects, such waived or unasserted Title Defects shall be deemed Permitted Encumbrances hereunder. If Seller within the time provided above is unable, elects not, or refuses, to cure such asserted Title Defects, Buyer may, subject to Section 7.4 below, by written notice delivered to Seller not later than two (2) business days after the end of such period, and as Buyer's sole and exclusive remedy and only if the thresholds of Section 12.9 have been met, elect to have Seller refund to Buyer, a portion of the Purchase Price by an amount attributable to the reserves to which title has failed as mutually agreed upon by the parties and based upon the allocations made pursuant to Section 3.3, and Buyer shall reconvey such portion of the Subject Interests to Seller. Failure by Buyer to timely assert a claim for an adjustment to the Purchase Price shall be deemed an election by Buyer to waive such claim and retain the interest covered by the asserted but uncured Title Defect. In the event Buyer and Seller are unable to agree upon the amount of the downward adjustment of the Purchase Price attributable to a Title Defect for the purposes of the foregoing, then the same shall be submitted for determination to a mutually acceptable reservoir engineering firm whose determination shall be final.

     7.3 TITLE DEFECTS. For the purposes of this Agreement, a portion of the Subject Interests shall be deemed to have a "Title Defect" if any one or more of the following statements is untrue in any material respect with respect to such portion of the Subject Interests as of the Effective Time:

          (i)   Seller has Defensible Title thereto.

          (ii) All royalties, rentals, Pugh clause payments, shut-in gas payments and other payments due with respect to such portion of the Subject Interests have been properly and timely paid, except for payments held in suspense for title or other reasons which are customary in the industry and which will not result in grounds for cancellation of Seller's rights in such portion of the Subject Interests.

          (iii) Except as set forth in any of the Exhibits hereto, Seller is not in default under the material terms of any leases, farmout agreements or other contracts or agreements respecting such portion of the Subject Interests which could (1) materially interfere with the operation; value or use thereof, (2) materially prevent Seller from receiving the proceeds of production attributable to Seller's interest therein, or (3) result in cancellation of Seller's interest therein.

          (iv) There is no lien, charge, encumbrance, defect or objection (other than a Permitted Encumbrance) against, in or to Seller's title thereto or right or interest therein, and no fact or circumstance relative thereto exists of such significance that a reasonable and prudent person engaged in the business of the ownership, development and operation of oil and gas properties with knowledge of all the facts and appreciation of their legal significance would be unwilling to accept and pay for the Subject Interest or portion thereof which is affected thereby.

     Notwithstanding the foregoing, loss of any Subject Interest or portion thereof following the Effective Time due to (i) any election or decision made by Seller in accordance with Article VIII or (ii) expiration of the primary or secondary term of a lease shall not constitute a Title Defect as long as Seller shall not have breached the provisions of Article VIII. Subject to Section 14.1 below, the failure of any governmental office to approve or consent to any assignment or other conveyance of a Subject Interest filed with such office shall not constitute a Title Defect; provided that such office has not expressly and specifically refused to grant such consent or approval as a result of the existence of a Title Defect.

     7.4  TITLE INDEMNIFICATION. Notwithstanding any other provisions of this
Article VII, Seller shall have the option to execute and deliver to Buyer a title indemnity whereby Seller shall keep Buyer indemnified from and against any and all liability, loss, costs (including legal costs), suits, judgments, causes of action, claims or damages arising or incurred in connection with any uncured Title Defects, to the extent the same relate to acts, omissions or other matters occurring prior to the Effective Time and only with respect to such uncured Title Defects. The title indemnity shall be limited to the amount determined in accordance with this Article VII with respect to the particular Asset for which the indemnity is given. If Seller provides such a title indemnity, the relevant uncured Title Defects shall be deemed to be cured and removed for the purposes of this Agreement.


                                  ARTICLE VIII

                               COVENANTS OF SELLER

     8.1 COVENANTS OF SELLER PENDING CLOSING. From and after the date of execution of this Agreement and until the Closing, except as otherwise consented to by Buyer in writing and subject to Section 8.2 below and the terms of the Material Contracts, Seller shall:

          (a)  Subject to Seller's right to obtain Seller's Credits pursuant to
Section 3.2, continue to operate the Assets owned by it for the account of Buyer in a manner consistent with past practices;

          (b) Maintain in full force and effect all policies of insurance covering the Assets now maintained by Seller;

          (c) Use reasonable efforts to preserve in full force and effect all material leases, operating agreements, easements, rights-of-way, permits, licenses, contracts and other material agreements included in the Incidental Rights which relate to the Assets in which it owns an interest and perform all material obligations of Seller in or under any such agreement relating to such Assets;

          (d) Not enter into any agreement or arrangement granting any preferential right to purchase any of the Assets or requiring the consent of any person to the transfer and assignment of any of the Assets hereunder, except in connection with the performance by Seller of an obligation or agreement existing on the date hereof or pursuant to this Agreement;

          (e) Not dedicate, sell, farm out, encumber or dispose of any Assets without Buyer's written consent except (i) sales of oil and gas production in the ordinary course of business and (ii) as to a portion of the Assets that do not, in the aggregate, constitute a material portion of the Assets; and

          (f) Maintain all material equipment included in the Assets in accordance with customary industry operating practices and procedures.

     Notwithstanding the other provisions of this Article VIII, (i) Seller may take any action with respect to the Assets if reasonably necessary under emergency circumstances and provided Buyer is notified as soon thereafter as reasonably practical, (ii) except as to a reduction in the Purchase Price attributable to a Title Defect, Seller shall have no liability to Buyer for the incorrect payment of royalties, shut-in royalties or similar payments or for any failure to pay any such payments through mistake or oversight (including Seller's negligence), and (iii) Seller's non-willful failure to comply with any of the requirements of this Article VIII shall not be deemed a default by Seller hereunder, serve as a basis for a claim by Buyer for damages (other than a reduction of the Purchase Price as a result of the failure of title), afford Buyer the right to make a claim for damages or permit Buyer not to close this sale if such failure does not have a material adverse effect on the value of the Assets taken as a whole. Any consent requested of Buyer with respect to the matters covered by this Article VIII shall not be unreasonably withheld or action with respect thereto unduly delayed.

     8.2  LIMITATIONS ON SELLER'S COVENANTS PENDING CLOSING.

          (a) To the extent Seller is not the operator of any of the Assets, the obligations of Seller in Section 8.1 above, which have reference to operations or activities which normally or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that Seller use reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

          (b) Notwithstanding anything to the contrary in this Article VIII, should Seller not wish to pay any lease rental or other payment or participate in any reworking, deepening, drilling, completion, equipping or other operation on or with respect to any well or other Asset which may otherwise be required by
Section 8.1 above, Seller shall give Buyer timely written or oral notice thereof as soon as reasonably practicable after Seller receives written notice thereof from the operator of such property (or if Seller is the operator, at the same time Seller gives written notice thereof to the non-operators of such property); and Seller shall not be obligated to make any such payment or to elect to participate in any such operation which Seller does not wish to make or participate in unless Seller receives from Buyer, within a reasonable time prior to the date when such payment or election is required to be made by Seller, (i) the written election and agreement of Buyer to require Seller to take such action and to indemnify Seller therefrom and (ii) all funds necessary for such action. Notwithstanding the foregoing, Seller shall not be obligated to pay any lease rental or other payment or to elect to participate in any operation if the third party operator of the property involved recommends that such action not be taken. If Buyer advances any funds pursuant to this Section 8.2(b) and the Assets to which such payments relate are not conveyed to Buyer at Closing, and Seller does not reimburse Buyer for all advances made by Buyer with respect to such Assets pursuant to this Section 8.2(b) within thirty (30) days after this Agreement terminates with respect to such Assets, then (i) Buyer shall own and be entitled to any right of Seller that would have lapsed but for such payment, and (ii) in the case of operations, Buyer shall be entitled to receive the penalty which Seller, as nonconsenting party, would have suffered under the applicable operating agreement with respect to such operations as if Buyer were a consenting party thereunder.

     8.3. POST-CLOSING. To the extent that the agreement anticipated to be attached as EXHIBIT G has not been reached and Closing proceeds under Sections 10.2(i) and 10.3(i), Buyer and Seller shall use best efforts to enter into such agreements after the Closing.


                                   ARTICLE IX
                               CLOSING CONDITIONS

     9.1 SELLER'S CLOSING CONDITIONS. The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction at or prior to the Closing of the following conditions:

          (a) All representations and warranties of Buyer contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing;

          (b) Seller shall have received a certificate dated as of the Closing, executed by a duly authorized officer of Buyer, to the effect that to such officer's knowledge the statements made under Article V above are true at and as of the Closing;

          (c) Seller believes that, pursuant to Section 802.3 of the FTC regulations, no Hart-Scott-Rodino Act filing is necessary, with respect to this transaction. If Buyer disagree with Seller's determination, the Buyer shall notify Seller within 10 days after the execution of this Agreement. If Buyer and Seller cannot agree, then the following becomes a Seller's Closing Condition:
Except for approvals covered by Section 14.1 hereof, all necessary consents of and filings with the Federal Trade Commission and any other state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, and the applicable waiting periods prescribed in connection with the Hart-Scott-Rodino Act shall have elapsed or terminated (by early termination or otherwise) since the dates of the filings by the parties with respect thereto; and

          (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency seeking to restrain Seller or prohibit the Closing or seeking damages against Seller as a result of the consummation of this Agreement.

          (e) All material third party consents required for the transfer of the Subject interests to Buyer shall have been received, waived, or the time for exercise has expired so as to bar their exercise.

          (f) Satisfactory releases of Seller's lender's mortgages on the Assets shall have been received.

          (g) Seller reserves the right to exchange, for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986 and the regulations promulgated thereunder, the Real Property Assets which, in part, are the subject of this Agreement. Seller expressly reserves the right to assign its rights, but not its obligations, hereunder to a "qualified intermediary" as provided in Section 1.103(k)-1(g)(4) of the U.S. Treasury regulations on or before the Closing Date. Buyer agrees to take all actions reasonably required of it, including, but not limited to, executing and delivering documents, to permit Seller to effect the exchange described in the this Section. The Seller agrees to indemnify and hold harmless the Buyer from all costs, losses, expenses, and liabilities arising out of the Buyer's cooperation with the Seller in accomplishing such an exchange. The Buyer makes no warranty or representation with regard to the Seller's ability to qualify for a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code.

          (h) The parties shall have executed a Purchase and Sale Agreement covering the Lorencito tract and the ownership interest of seller in Lorencito Gas Gathering, L.L.C.

          (i) The parties shall have entered into an Agency Agreement in the form set forth in Exhibit G, under which Seller shall appoint Buyer as its agent in connection with the special use permits required with respect to the Subject Interests.

     9.2 BUYER'S CLOSING CONDITIONS. The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction at or prior to the Closing of the following conditions:

          (a) All representations and warranties of Seller contained in this Agreement shall be true in all material respects at and as of the Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and satisfied all agreements required by this Agreement to be performed and satisfied by Seller at or prior to the Closing;

          (b) Buyer shall have received a certificate dated as of the Closing, executed by a duly authorized officer of Seller, to the effect that to such officer's knowledge the statements made under Article IV above by Seller are true at and as of the Closing;

          (c) Seller believes that, pursuant to Section 802.3 of the FTC regulations, no Hart-Scott-Rodino Act filing is necessary, with respect to this transaction. If Buyer disagree with Seller's determination, the Buyer shall notify Seller within 10 days after the execution of this Agreement. If Buyer and Seller cannot agree, then the following becomes a Buyer's Closing Condition:
Except for approvals covered by Section 14.1 hereof, all necessary consents and filings with the Federal Trade Commission and any other state or federal governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained, accomplished or waived, and the applicable waiting periods prescribed in connection with the Hart-Scott-Rodino Act shall have elapsed or terminated (by early termination or otherwise) since the dates of the filings by the parties with respect thereto; and

          (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency seeking to restrain Buyer or prohibit the Closing or seeking damages against Buyer as a result of the consummation of this Agreement.

          (e) All material third party consents required for the transfer of the Subject Interests and Material Contracts to Buyer shall have been received, waived, or the time for exercise has expired so as to bar their exercise.

          (f) Satisfactory releases of Seller's lender's mortgages on the Assets shall have been received.

          (g) The parties shall have executed a Purchase and Sale Agreement covering the Lorencito tract and the ownership interest of seller in Lorencito Gas Gathering, L.L.C.

          (h) The parties shall have entered into an Agency Agreement in the form set forth in Exhibit G, under which Seller shall appoint Buyer as its agent in connection with the special use permits required with respect to the Subject Interests.


                                    ARTICLE X
                                     CLOSING

     10.1 CLOSING. The closing of this transaction (the "Closing") shall be held at 10:00 a.m., Central Standard Time, at the offices of Seller at 10740 Nall, Suite 230, Overland Park, Kansas 66211 on or before September 30, 2000, or at such other date or place as the parties may agree in writing (herein called "Closing Date"). Regardless of when the Closing shall occur, Closing shall be effective with respect to each Asset as of the Effective Time, as specified in
Section 1.11.

     10.2 SELLER'S CLOSING OBLIGATIONS. At Closing (except Seller shall have a reasonable period after the Closing for items d, e, f and g), Seller shall deliver to Buyer the following:

          (a) The Assignments, Bills of Sale and Conveyances substantially in the form attached hereto as EXHIBIT C and such other documents as may be reasonably necessary to convey all Seller's interest in the Assets to Buyer in accordance with the provisions hereof;

          (b)  The certificate of Seller referred to in Section 9.2(b) hereof;

          (c) Evidence of Seller's compliance with the Hart-Scott-Rodino Act (if necessary);

          (d) Transfer or division orders, or letters-in-lieu thereof, to be effective at the Effective Time in the form required by the purchasers of the Hydrocarbons from the producing properties, provided that if any purchasers prepare the same, the execution and delivery thereof may be deferred until they are prepared;

          (e) All title opinions, abstracts of title, lease records, data sheets, status and other reports pertaining to the Subject Interests heretofore received by Seller or to which Seller has access;

          (f) All of the Basic Documents, and the files pertaining thereto, and all other contracts, documents and files affecting title to the Subject Interests to which Seller has access; and

          (g) All lease files, land files, well files, gas and oil sales contract files, gas processing files, division order files, abstracts, title opinions, and all other books, files and records information and data, except insofar as Seller is prevented from transferring same by contractual obligations to third parties or applicable law.

          (h) A certificate of Seller as to the representation made in Section 4.1(i).

          (i) To the extent Buyer and Seller have reached agreement with respect to Special Use Permits as provided in EXHIBIT G, such agreement shall be delivered. If agreement has not been reached with respect to that matter, the lack of such agreement shall not constitute a condition of Closing and Closing shall proceed without such agreement and, subject to Section 8.3, such Special Use Permits shall be governed by the provisions of Section 13.10.

     10.3 BUYER'S CLOSING OBLIGATIONS. At Closing, Buyer shall deliver to Seller the following:

          (a) The Initial Payment portion of the Purchase Price subject to such adjustments, if any, as are expressly provided for in this Agreement) in immediately available funds to Seller as provided in Section 3.1 hereof (or to such other account within the continental United States of America designated by Seller to Buyer at least five (5) days prior to the Closing Date);

          (b)  The certificate of Buyer referred to in Section 9.1(b) hereof;

          (c) Evidence of Buyer's compliance with the Hart-Scott-Rodino Act (if necessary);

          (d)  The Redeemable Preferred Stock of Buyer as described in
EXHIBIT I.

          (e) The Evergreen Stock in the amount determined by Section 3.2(b) above, subject to Section 10.4, below; and

          (f)  The executed agreements as set out in EXHIBITS J.

          (g) To the extent Buyer and Seller have reached agreement with respect to Special Use Permits as provided in EXHIBIT G, such agreement shall be delivered. If agreement has not been reached with respect to that matter, the lack of such agreement shall not constitute a condition of Closing and Closing shall proceed without such agreement and, subject to Section 8.3, such Special Use Permits shall be governed by the provisions of Section 13.10.

     10.4 POST CLOSING STOCK LISTINGS AND ADJUSTMENTS. The Evergreen Stock and the Adjustment Stock are required to be approved for listing on the New York Stock Exchange ("NYSE") prior to issuance to Seller. Buyer and Seller acknowledge that the NYSE could impose conditions in connection with the approval of the listing of such stock. Upon the signing of this Agreement, Buyer shall diligently pursue the listing of the Evergreen Stock and the Adjustment Stock. Buyer shall issue and deliver the Evergreen Stock to Seller immediately upon the receipt of NYSE approval for listing. The Redeemable Preferred Stock shall not be listed on the NYSE, and shall be issued and delivered to Seller at Closing. The terms of the Redeemable Preferred Stock as described in Exhibit I shall, however, upon the signing of this Agreement, be submitted by Buyer to the NYSE for review, and Buyer and Seller acknowledge that the NYSE may comment on the terms of such stock. To the extent that the NYSE suggests or requires any changes to the terms and conditions contained in Exhibit I, or imposes any conditions in connection with the approval of the listing of the Evergreen Stock and the Adjustment Stock, and such changes or conditions, if implemented, are likely to have an adverse economic effect on Seller, Buyer and Seller shall negotiate in good faith to agree upon a means to compensate Seller for such adverse economic effect. Upon agreement on such means, Seller agrees to accept the changes to the terms of the Redeemable Preferred Stock and Exhibit I required or requested by the NYSE and any conditions in connection with the approval of the listing of the Evergreen Stock and the Adjustment Stock imposed by the NYSE.


                                   ARTICLE XI
                                EFFECT OF CLOSING

     11.1 REVENUES. To the extent not included in the reimbursements under
Section 3.2 hereof, all proceeds, accounts receivable, notes receivable, revenues, monies and other items included in or attributable to the Excluded Assets and all other Excluded Assets shall belong to and be paid over to Seller and all other proceeds, accounts receivable, notes receivable, revenues, monies and other items relating to the period of time after the Effective Time and included in or attributable to the Assets shall belong to and be paid over to Buyer.

     11.2 TAXES.

          (a) Apportionment of Ad Valorem and Property Taxes. All ad valorem, real property taxes and personal property taxes, including interest and penalties attributable thereto (hereinafter "Property Taxes"), attributable to the Assets with respect to the tax assessment period ("Tax Period") during which the Effective Time occurs shall be apportioned as of the Effective Time between Seller and Buyer, with Seller paying a fraction thereof based upon the number of days in the Tax Period prior to the Effective Time and Buyer paying the balance thereof. This allocation prevails even if the assessment for the Tax Period is attributable, in whole or in part, to a prior calendar year. The owner of record on the assessment date shall file or cause to be filed all required reports and returns incident to the Property Taxes and shall pay or cause to be paid to the taxing authorities all Property Taxes relating to the Tax Period during which the Effective Time occurs. If Seller is the owner of record on the assessment date, then Buyer shall pay to Seller Buyer's pro rata portion of Property Taxes within thirty (30) days after receipt of Seller's invoice therefor, except to the extent taken into account as an adjustment to the Purchase Price pursuant to
Section 3.2. If Buyer is the owner of record as of the assessment date then Seller shall pay to Buyer Seller's pro rata portion of Property Taxes within thirty (30) days after receipt of Buyer's invoice therefor, except to the extent taken into account as an adjustment to the Purchase Price pursuant to Section 3.2.

          (b) Sales Taxes. The Purchase Price provided for hereunder excludes, and Buyer shall be liable for, any Transfer Taxes (as defined below) required to be paid in connection with the sale of the Assets pursuant to this Agreement. To the extent required by applicable law, Seller shall collect and remit any Transfer Taxes that are required to be paid as a result of the transfer of the Assets by Seller to the Buyer. If the transfer of the Assets pursuant to this Agreement is exempt from any Transfer Taxes, Buyer shall, at Closing, provide Seller with properly executed exemption certificates or other documentation acceptable under applicable law. As used here, the term "Transfer Taxes" shall mean any sales, use, excise, stock, stamp, document, filing, recording, registration, authorization and similar taxes, fees and charges.

          (c) Other Taxes. With the exception of income and franchise taxes, all other federal, state and local taxes (including interest and penalties attributable thereto) on the ownership or operations of the Assets which are imposed with respect to periods or portions of periods prior to the Effective Time shall be paid by Seller and all such taxes imposed with respect to periods or portions of periods beginning on or after the Effective Time shall be paid by Buyer.

          (d) Cooperation. After the Closing, each party to this Agreement shall provide the other party with reasonable access to all relevant documents, data and other information (other than that which is subject to any attorney-client privilege) which may be required by the other party for the purpose of preparing tax returns, filing refund claims and responding to any audit by any taxing jurisdiction. Each party to this Agreement shall cooperate with all reasonable requests of the other party made in connection with contesting the imposition of taxes. Notwithstanding anything to the contrary in this Agreement, neither party to this Agreement shall be required at any time to disclose to the other party any Tax Return or other confidential tax information. Except where disclosure is required by applicable law or judicial order, any information obtained by a party pursuant to this Section 11.2(d) shall be kept confidential by such party, except to the extent disclosure is required in connection with the filing of any Tax Returns or claims for refund or in connection with the conduct of an audit, or other proceedings in response to an audit, by a taxing jurisdiction.

     11.3 EXPENSES. To the extent not included in the reimbursements under
Section 3.2 hereof or in the Assumed Obligations, all accounts payable and other costs and expenses (other than taxes described in Section 11.2) with respect to the Seller's interest in the Assets which are attributable under GAAP to the period prior to the Effective Time shall be the obligation of and be paid by Seller, and those which are attributable under GAAP to the period commencing with the Effective Time, as well as all Assumed Obligations, shall be the obligation of and be paid by Buyer.

     11.4 SHARED OBLIGATIONS. If monies are received by any party hereto which, under the terms of this Article XI, belong to another party, the same shall immediately be paid over to the proper party. If an invoice or other evidence of an obligation is received which under the terms of this Article XI is partially the obligation of Seller and partially the obligation of Buyer, then the parties shall consult each other and each shall promptly pay its portion of such obligation to the obligee, provided that if either party hereto shall fail promptly to pay its portion of such obligation to the obligee, the other party hereto shall have the right (but not the obligation) to pay such portion of such obligation, whereupon the defaulting party shall promptly reimburse such other party for the defaulting party's portion so paid, plus interest on said amounts until reimbursed, at the rate applicable under Article III above.

     11.5 SELLER OPERATED PROPERTIES. It is expressly understood and agreed that Seller shall not be obligated to continue operating any of the Assets following the Closing Date and Buyer hereby assumes full responsibility for operating (or causing the operation of) all Assets following the Closing Date.

     11.6 RESERVATION OF RIGHT TO QUALIFY UNDER SECTION 29 OF THE CODE. Seller hereby retains, and Buyer consents thereto, the right to seek qualification of certain of the Real Property Assets under Section 29 of the Internal Revenue Code of 1986, as amended, and as gas produced from coal seams under Section 503 of the Natural Gas Policy Act of 1978 (and including any successor or similar state or federal legislation) before the Federal Energy Regulatory Commission, or its successor agency. This reservation is not intended to reserve any rights to claim Section 29 credits with respect to production occurring after the Effective Date, but rather is to assure Seller's right to such credits prior to the Effective Date. Buyer agrees to cooperate fully with Seller at Seller's expense and to permit access to Buyer's records and all reasonable time to permit Seller to complete this qualification process.


                                   ARTICLE XII
                            SETTLEMENT OF PRORATIONS

     12.1 ACCOUNTING. Prior to Closing, Seller shall furnish Buyer with an estimated accounting showing in reasonable detail the prorating of any amounts described in and subject to Article XI of this Agreement. If pursuant to such estimated accounting either Seller or Buyer shall owe any obligation to the other which is not included in the reimbursements under Section 3.2, then the Purchase Price paid at Closing shall be further adjusted to reflect such charges and credits which are necessary to accomplish such adjustment. Promptly after the Closing Date (but not later than one hundred twenty (120) days thereafter), Seller shall furnish Buyer with a final accounting showing in reasonable detail the prorating of any amounts described in and subject to Article XI hereof.

     12.2 SETTLEMENT OF DISPUTES. If within thirty (30) days after Seller furnishes such final accounting to Buyer, Buyer and Seller are unable to agree on such final accounting or the adjustments provided for in Section 3.2 hereof, then either Seller or Buyer may submit such proration or allocation dispute to a mutually acceptable accounting firm, and the determination made as to such proration or allocation by such accounting firm shall be final and binding upon Seller and Buyer. Final settlement shall be made within ten (10) business days following agreement by the Buyer and Seller or final determination by said accounting firm. All determinations and adjustments with respect to allocating items to the periods before or after the Effective Time shall be in accordance with GAAP. The fees charged by said accounting firm for making determinations under Section 3.2 or this Section 12.2 shall be paid one-half (1/2) by Buyer and one-half (1/2) by Seller.


                                  ARTICLE XIII
                                  ENVIRONMENTAL

     13.1 AVAILABILITY OF DATA TO BUYER: The Assets which are the subject of this Agreement have been utilized by Seller for the purposes of exploration, development and production of oil and gas, for related oilfield operations and possibly for the storage and disposal of waste materials or hazardous substances. Seller shall make available to Buyer, during the environmental assessment period described in Section 13.3 below, Seller's historical files regarding the foregoing operations, to the extent available and to the extent Seller is authorized to disclose same (excepting documents subject to confidentiality restrictions or legal privilege).

     13.2 SPILLS AND NORM: Without changing the allocation of risk reflected in Sections 13.7 and 13.8, and without creating knowledge on Buyer's part that could or would limit or eliminate Seller's indemnification under Section 13.8(c)(ii), Buyer acknowledges that in the past there may have been spills of wastes, crude oil, produced water, or other materials (including, without limitation, any toxic, hazardous or extremely hazardous substances) onto the Lands. In addition, some production equipment may contain asbestos and/or Naturally Occurring Radioactive Material (hereinafter referred to as "NORM"). In this regard Buyer expressly understands that NORM may affix or attach itself to the inside of wells, materials and equipment as scale or in other forms, that said wells, materials and equipment located on the Lands or included in the Assets described herein may contain NORM and that NORM-containing material may have been buried or otherwise disposed of on the Lands. Buyer also expressly understands that special procedures may be required for the remediation, removal, transportation and disposal of asbestos, NORM or other materials from the Assets and Lands where such material may be found and that Buyer assumes all liability for or in connection with the assessment, containment, removal, remediation, transportation and disposal of any such materials, in accordance with all past, present or future applicable laws, rules, regulations and other requirements of any governmental or judicial entities having jurisdiction and also with the terms and conditions of all applicable leases and other contracts.

     13.3 ACCESS TO CONDUCT ASSESSMENT:

          BUYER AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM ANY CLAIM, CAUSE OF ACTION, JUDGMENT, LIABILITY, LOSS, DAMAGE OR OTHER COST WHATSOEVER BROUGHT BY OR IN FAVOR OF ANY PERSON FOR INJURY, ILLNESS OR DEATH, DAMAGE TO OR LOSS OF PROPERTY, FOR DAMAGE OR HARM TO THE ENVIRONMENT OR FOR ANY OTHER MATTER CAUSED BY BUYER'S ACCESS TO THE LANDS OR THE ENVIRONMENTAL ASSESSMENT OR TESTING THEREOF, EVEN IF SUCH LIABILITY IS ATTRIBUTABLE TO THE CONTRIBUTORY NEGLIGENCE OF SELLER; PROVIDED, THE FOREGOING SHALL NOT APPLY TO ANY CLAIM, CAUSE OF ACTION, JUDGMENT, LIABILITY, LOSS, DAMAGE OR OTHER COST WHATSOEVER TO THE EXTENT ARISING FROM CONDITIONS ON THE LANDS AS OPPOSED TO BUYER'S ACTIVITIES ON THE LAND PRIOR TO CLOSING.

     13.4 MATERIAL ADVERSE ENVIRONMENTAL CONDITIONS: Buyer's sole and exclusive remedy for environmental conditions is as provided in Section 13.8.

     13.5 "AS IS, WHERE IS" PURCHASE: Subject to Section 13.8, Buyer shall acquire the Assets in an "AS IS, WHERE IS" condition and shall assume all risks that the Assets may contain waste materials (whether toxic, hazardous, extremely hazardous or otherwise) or other adverse physical conditions, including, but not limited to, the presence of unknown abandoned oil and gas wells, water wells, sumps, pits, pipelines or other waste or spill sites which may not have been revealed by Buyer's investigation. On and after the Effective Time, all responsibility and liability related to all such conditions, whether known or unknown, fixed or contingent, will be transferred from Seller to Buyer, except as provided in Section 13.8.

     13.6 DISPOSAL OF MATERIALS, SUBSTANCES AND WASTES: Buyer shall properly handle, remove, transport and dispose of any material, substance or waste (whether toxic, hazardous, extremely hazardous or otherwise) from the Assets or Lands (including, but not limited to, produced water, drilling fluids and other associated wastes), whether present before or after the Effective Time, in accordance with applicable local, state and federal laws and regulations. To the extent that the Lands are not sold in fee to Buyer, Buyer shall keep records of the types, amounts and location of materials, substances and wastes which are transported, handled, discharged, released or disposed onsite and offsite. When and if any lease, an interest in which has been assigned pursuant to this Agreement, is terminated, Buyer shall take whatever additional testing, assessment, closure, reporting or remedial action with respect to the Assets or Lands as is necessary to meet any local, state or federal requirements directed at protecting human health or the environment in effect at that time, and any other action as necessary to restore the Lands or Assets to their original condition.

     13.7 BUYER'S INDEMNITY:

          (a) SUBJECT TO SECTION 13.8, AND (i) BEGINNING ON A DATE TWO YEARS FROM CLOSING, WITH RESPECT TO ALL LIABILITIES DESCRIBED HEREIN AND (ii) FROM THE CLOSING DATE WITH RESPECT TO ALL LIABILITIES NOT SUBJECT TO SECTION 13.8 BELOW, BUYER SHALL INDEMNIFY, HOLD HARMLESS, RELEASE AND DEFEND SELLER FROM AND AGAINST ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS AND OTHER COSTS (INCLUDING BUT NOT LIMITED TO ANY CIVIL FINES, PENALTIES, COSTS OF ASSESSMENT, CLEAN-UP, REMOVAL AND REMEDIATION OF POLLUTION OR CONTAMINATION, AND EXPENSES FOR THE MODIFICATION, REPAIR OR REPLACEMENT OF FACILITIES ON THE LANDS) BROUGHT BY ANY AND ALL PERSONS AND ANY AGENCY OR OTHER BODY OF FEDERAL, STATE OR LOCAL GOVERNMENT, ON ACCOUNT OF ANY PERSONAL INJURY, ILLNESS OR DEATH, ANY DAMAGE TO, DESTRUCTION OR LOSS OF PROPERTY, AND ANY CONTAMINATION OR POLLUTION OF NATURAL RESOURCES (INCLUDING SOIL, AIR, SURFACE WATER OR GROUNDWATER) TO THE EXTENT ANY OF THE FOREGOING DIRECTLY OR INDIRECTLY IS CAUSED BY OR OTHERWISE INVOLVES ANY ENVIRONMENTAL CONDITION OF THE ASSETS OR LANDS, WHETHER CREATED OR EXISTING BEFORE, ON OR AFTER THE EFFECTIVE TIME, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL OR RELEASE OF ANY MATERIAL (WHETHER HAZARDOUS, EXTREMELY HAZARDOUS, TOXIC OR OTHERWISE) OF ANY KIND IN, ON OR UNDER THE ASSETS OR THE LANDS.

          (b) SUBJECT TO SECTION 13.8, BUYER'S INDEMNIFICATION OBLIGATIONS SHALL EXTEND TO AND INCLUDE, BUT NOT BE LIMITED TO (I) THE NEGLIGENCE OR OTHER FAULT OF SELLER, BUYER AND THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, GROSS, JOINT, SOLE OR CONCURRENT, (II) SELLER'S OR BUYER'S STRICT LIABILITY, AND (III) SELLER'S OR BUYER'S LIABILITIES OR OBLIGATIONS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601 ET. SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. SECTIONS 6901 ET. SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 ET. SEQ.), THE SAFE

DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTIONS 1801 ET. SEQ.), THE TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. SECTIONS 2601-2629), THE CLEAN AIR ACT (42 U.S.C. SECTIONS 7401 ET. SEQ,) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990 AND ALL STATE AND LOCAL LAWS AND ANY REPLACEMENT OR SUCCESSOR LEGISLATION OR REGULATION THERETO. THIS INDEMNIFICATION SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT, AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ANY TERMS OF THIS ARTICLE SHALL CONTROL OVER ANY CONFLICTING OR CONTRADICTING TERMS OR PROVISIONS CONTAINED IN THIS AGREEMENT.

     13.8 SELLER'S INDEMNITY:

          (a) SUBJECT TO THE TERMS AND PROVISIONS OF SECTIONS 13.7 AND 14.7 OF THIS AGREEMENT, AND WITH RESPECT TO ANY CLAIM DESCRIBED IN THIS SECTION 13.8(a), WRITTEN NOTICE OF WHICH BUYER HAS GIVEN SELLER WITHIN A TWO-YEAR PERIOD FOLLOWING THE CLOSING DATE, SELLER SHALL INDEMNIFY, HOLD HARMLESS, RELEASE AND DEFEND BUYER FROM AND AGAINST DAMAGES, LOSSES, CLAIMS, DEMANDS, CAUSES OF ACTION, JUDGMENTS AND OTHER COSTS (INCLUDING BUT NOT LIMITED TO ANY CIVIL FINES, PENALTIES, COSTS OF ASSESSMENT, CLEAN-UP, REMOVAL AND REMEDIATION OF POLLUTION OR CONTAMINATION, AND EXPENSES FOR THE MODIFICATION, REPAIR OR REPLACEMENT OF FACILITIES ON THE LANDS BUT ONLY TO THE EXTENT SUCH ITEMS EXCEED $1 MILLION) BUT ONLY IF BROUGHT BY ANY AGENCY OR OTHER BODY OF FEDERAL, STATE OR LOCAL GOVERNMENT OR A THIRD PARTY, WHICH IS ENTIRELY UNAFFILIATED WITH BUYER, ON ACCOUNT OF ANY CLAIM OF VIOLATION OF ANY ENVIRONMENTAL LAW OR REGULATION TO THE EXTENT ANY OF THE FOREGOING DIRECTLY OR INDIRECTLY IS CAUSED BY OR OTHERWISE INVOLVES ANY ENVIRONMENTAL CONDITION OF THE ASSETS OR LANDS, CREATED OR EXISTING BEFORE THE EFFECTIVE TIME, AND WHICH CONSTITUTES A VIOLATION OF APPLICABLE ENVIRONMENTAL LAWS IN EFFECT AS OF THE EFFECTIVE TIME, INCLUDING, BUT NOT LIMITED TO, THE PRESENCE, DISPOSAL OR RELEASE OF ANY MATERIAL (WHETHER HAZARDOUS, EXTREMELY HAZARDOUS, TOXIC OR OTHERWISE) OF ANY KIND IN, ON OR UNDER THE ASSETS OR THE LANDS.

          (b) SELLER'S INDEMNIFICATION OBLIGATIONS SHALL EXTEND TO AND INCLUDE, BUT NOT BE LIMITED TO (I) THE NEGLIGENCE OR OTHER FAULT OF SELLER, BUYER AND THIRD PARTIES, WHETHER SUCH NEGLIGENCE IS ACTIVE OR PASSIVE, GROSS, JOINT, SOLE OR CONCURRENT, (II) SELLER'S OR BUYER'S STRICT LIABILITY, AND (III) SELLER'S OR BUYER'S LIABILITIES OR OBLIGATIONS UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. SECTIONS 9601 ET. SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C.
SECTION 6901 ET. SEQ.), THE CLEAN WATER ACT (33 U.S.C. SECTIONS 466 ET. SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. SECTIONS 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. SECTIONS 1801

ET. SEQ.), THE TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. SECTIONS 2601-2629), THE CLEAN AIR ACT (42 U.S.C. SECTION 7401 ET. SEQ.) AS AMENDED, THE CLEAN AIR ACT AMENDMENTS OF 1990 AND ALL STATE AND LOCAL LAWS, AS IN EFFECT AS OF THE DATE OF THIS AGREEMENT. THIS INDEMNIFICATION SHALL BE IN ADDITION TO ANY OTHER INDEMNITY PROVISIONS CONTAINED IN THIS AGREEMENT, AND IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT ANY TERMS OF THIS ARTICLE SHALL CONTROL OVER ANY CONFLICTING OR CONTRADICTING TERMS OR PROVISIONS CONTAINED IN THIS AGREEMENT.

          (c) SELLER'S INDEMNIFICATION SHALL NOT EXTEND TO MATTERS OR CONDITIONS (i) FOR WHICH AN ADJUSTMENT OF THE PURCHASE PRICE WAS MADE , OR (ii) WHICH WERE DISCLOSED TO OR KNOWN BY BUYER ON OR BEFORE BUYER'S EXECUTION OF THIS AGREEMENT.

     13.9 REDUCTION. There shall be no reduction in the Purchase Price under
Section 7.2 unless Seller's share of a proposed reduction as to any single incident exceeds $50,000.00; this shall be determined on an incident by incident basis. In addition, if Seller's share of the proposed reduction under Section
7.2 as to any single incident exceeds $50,000.00, there shall be no reduction in the Purchase Price until such time as the total of these excess amounts (over $50,000.00) exceeds $500,000.00. Seller's indemnity under Section 13.8 shall not be applicable until such time as Seller's share of liability under Section 13.8 exceeds $1,000,000.00.

     13.10. ENVIRONMENTAL PERMITS. Notwithstanding any other provision of this Agreement, and except as set out in EXHIBIT G to the extent executed and delivered at Closing, Buyer and Seller agree as follows:

          a. There are various permits and licenses required by governmental agencies in connection with the operation of the Subject Interests.

          b. With respect to all such licenses, permits and similar items, the parties agree that

               (1) those that can be assigned or transferred without governmental approval will be so assigned or transferred at Closing;

               (2) those that can be assigned or transferred, but only with governmental approval, will be requested to be assigned or transferred at or shortly after Closing;

               (3) as to those that cannot be assigned or transferred, Buyer will commence its application for such licenses, permits and similar items at or before Closing and Seller will cooperate fully with Buyer in attempting to acquire such items; and

               (4) the lack of a necessary permit, license, or similar item will not constitute an unfilled closing condition of either party and will not constitute a breach of either party's representations or warranties.


                                   ARTICLE XIV
                                  MISCELLANEOUS

     14.1 CERTAIN GOVERNMENTAL CONSENTS. At the Closing, Seller shall execute and deliver to Buyer such assignments of Federal and State leases as require consent to assignment, on the forms required by the governmental agency having jurisdiction thereof. Seller and Buyer will use reasonable efforts after Closing to obtain approval of such assignments.

     14.2 PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to making any public announcement or statement with respect to the transaction contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party hereto and exercise reasonable efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other party hereto to the text of a public announcement or statement to be made solely by Seller or Buyer, as the case may be. Nothing contained in this paragraph shall be construed to require either party to obtain approval of the other party hereto to disclose information with respect to the transaction contemplated by this Agreement to any state or federal governmental authority or agency to the extent required by applicable law or by any applicable rules, regulations or orders of any governmental authority or agency having jurisdiction or necessary to comply with disclosure requirements of any major stock exchange and applicable securities laws .

     14.3 FILING AND RECORDING OF ASSIGNMENTS, ETC. Buyer shall be solely responsible for all filings and recording of assignments and other documents related to the Assets and for all fees connected therewith, and upon request Buyer shall advise Seller of the pertinent recording data. Seller shall not be responsible for any loss to Buyer because of Buyer's failure to file or record documents correctly or promptly. Buyer shall promptly file all appropriate forms, declarations or bonds with Federal, State and Indian agencies relative to its assumption of operations and Seller shall cooperate with Buyer in connection with such filings.

     14.4 ASSUMPTION AND INDEMNITY. SUBJECT TO THE OTHER PROVISIONS HEREIN, BUYER SHALL ASSUME ALL RISK OF LOSS WITH RESPECT TO ANY CHANGE IN THE CONDITION OF THE ASSETS FROM AND AFTER THE EFFECTIVE TIME THROUGH CLOSING (EVEN THOUGH DUE IN WHOLE OR IN PART TO SELLER'S NEGLIGENCE). BUYER AGREES TO ASSUME AND PAY, PERFORM, FULFILL AND DISCHARGE ALL ASSUMED OBLIGATIONS, AND AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION OR JUDGMENTS OF ANY KIND OR CHARACTER WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS ATTRIBUTABLE TO OR ARISING OUT OF THE ASSUMED OBLIGATIONS, INCLUDING, WITHOUT LIMITATION, ANY INTEREST,

PENALTY, REASONABLE ATTORNEY'S FEES AND OTHER COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH OR THE DEFENSE THEREOF. TO THE EXTENT NOT INCLUDED IN ASSUMED OBLIGATIONS AND SUBJECT TO THE OTHER PROVISIONS HEREIN, SELLER AGREES TO PAY, PERFORM, FULFILL AND DISCHARGE ALL COSTS, EXPENSES AND LIABILITIES INCURRED BY SELLER WITH RESPECT TO THE OWNERSHIP OR OPERATION OF SELLER'S INTEREST IN THE ASSETS AND ACCRUING PRIOR TO THE EFFECTIVE TIME EVEN THOUGH ASSERTED AFTER THE EFFECTIVE TIME, AND AGREES TO INDEMNIFY, DEFEND AND HOLD BUYER HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, COSTS, EXPENSES, CAUSES OF ACTION OR JUDGMENTS OF ANY KIND OR CHARACTER WITH RESPECT TO ALL LIABILITIES AND OBLIGATIONS OR ALLEGED OR THREATENED LIABILITIES AND OBLIGATIONS ATTRIBUTABLE TO OR ARISING OUT OF SUCH OBLIGATIONS OF SELLER, INCLUDING, WITHOUT LIMITATION, ANY INTEREST, PENALTY, REASONABLE ATTORNEY'S FEES AND OTHER COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH OR THE DEFENSE THEREOF. FOR EXAMPLE, WITH RESPECT TO OPERATIONS COMMITTED TO BY SELLER AND COMMENCED PRIOR TO THE EFFECTIVE TIME, BUT NOT COMPLETED UNTIL AFTER THE EFFECTIVE TIME, THE COSTS ACCRUING WITH RESPECT THERETO PRIOR TO THE EFFECTIVE TIME SHALL BE THE OBLIGATION OF SELLER AND THE COSTS ACCRUING WITH RESPECT THERETO AFTER THE EFFECTIVE TIME SHALL BE THE OBLIGATION OF BUYER. WITHOUT LIMITING THE PARTIES' RESPECTIVE REPRESENTATIONS IN SECTIONS 4.1(f) AND 5.1(f) HEREOF, EACH PARTY HEREBY AGREES TO INDEMNIFY AND HOLD THE OTHER HARMLESS FROM AND AGAINST ANY CLAIM FOR A BROKERAGE OR FINDER'S FEE OR COMMISSION IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT TO THE EXTENT SUCH CLAIM ARISES FROM OR, IS ATTRIBUTABLE TO THE ACTIONS OF SUCH INDEMNIFYING PARTY, INCLUDING, WITHOUT LIMITATION, ANY AND ALL LOSSES, DAMAGES, ATTORNEY'S FEES, COSTS AND EXPENSES OF ANY KIND OR CHARACTER ARISING OUT OF OR INCURRED IN CONNECTION WITH ANY SUCH CLAIM OR DEFENDING AGAINST THE SAME.

     14.5 FURTHER ASSURANCES AND RECORDS

          (a) After the Closing, each of the parties will execute, acknowledge and deliver to the other such further instruments, and take such other action, as may be reasonably requested in order to more effectively assure to said party all of the respective properties, rights, titles, interests, estates, and privileges intended to be assigned, delivered or inuring to the benefit of such party in consummation of the transactions contemplated hereby.

          (b) Buyer agrees to maintain the files and records of Seller that are acquired pursuant to this Agreement until the tenth (10th) anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer is necessary in order to have records available with respect to open years for tax audit purposes), or, if any of such records pertain to any claim or dispute pending on the tenth (10th) anniversary of the Closing Date, Buyer shall maintain any of such records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyer shall provide Seller and its representatives reasonable access to and the right to copy such files and records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (ii) complying with any law, rule or regulation affecting Seller's interest in the Assets prior to the Closing Date, (iii) preparing any audit of the books and records of any third party relating to Seller's interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties, (iv) preparing tax returns, (v) responding to or disputing any tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement. In no event shall Buyer destroy any such files and records without giving Seller sixty (60) days advance written notice thereof and the opportunity, at Seller's expense, to obtain such files and records prior to their destruction.

          (c) Buyer agrees that, as soon as practicable after the Closing, it will remove or cause to be removed the names and marks used by Seller and all variations and derivatives thereof and logos relating thereto from the Assets and will not thereafter make any use whatsoever of such names, marks and logos.

          (d) To the extent not obtained or satisfied as of Closing, Seller agrees to continue to use reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, and to cooperate with Buyer's efforts to obtain for Buyer (i) access to files, records and data relating to the Assets in the possession of third parties; (ii) access to wells constituting a part of the Assets operated by third parties for purposes of inspecting same; and (iii) the waiver of confidentiality or other restrictions on the review by and/or transfer to Buyer of seismic, geophysical, engineering or other data pertaining to the Subject Interests.

     14.6 LIMITATIONS. The express representations and warranties of Seller contained in this Agreement (i) are made by Seller solely with respect to Assets owned by Seller, (ii) are enforceable against the owner of the respective Assets and are not a joint or collective liability and (iii) are exclusive and are in lieu of all other representations and warranties, express, implied or statutory, including without limitation any representation or warranty with respect to title to the Assets or the quality, quantity or volume of the reserves of oil, gas or other Hydrocarbons in or under the Subject Interests and unless specifically provided otherwise in this Agreement, such express representations and warranties of Seller shall terminate at Closing and be of no further force and effect. The items of personal property, equipment, fixtures and appurtenances conveyed as part of the Assets are sold hereunder "AS IS, WHERE IS" and no warranties or representations of any kind or character, express or implied, including any warranty of quality, merchantability, fitness for a particular purpose or condition, are given by or on behalf of Seller. THE WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, AND BUYER HEREBY WAIVES ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONDITION. BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO
(a) PRODUCTION RATES,

RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL, MOVABLE AND IMMOVABLE PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE,
(v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, AND (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE REAL PROPERTY, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY SHALL BE CONVEYED TO BUYER AS IS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR, AND BUYER REPRESENTS TO SELLER THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS WITH RESPECT TO THE REAL PROPERTY, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS BUYER DEEMS APPROPRIATE AND BUYER WILL ACCEPT THE REAL PROPERTY, IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES AND PERSONAL PROPERTY AS IS, IN THEIR PRESENT CONDITION AND STATE OF REPAIR, IT BEING THE EXPRESS INTENTION OF BOTH BUYER AND SELLER THAT THE PERSONAL PROPERTY, EQUIPMENT AND FIXTURES INCLUDED WITHIN THE ASSETS ARE HEREBY CONVEYED TO BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS, AND THAT BUYER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER. To the maximum extent permitted by law, Buyer waives all provisions of the Texas Deceptive Trade Practices Act, Chapter 17, Texas Business and Commerce Code (other than Section 17.555 thereof) and, to the extent permitted by law, similar such provisions in like Acts in all other applicable jurisdictions, insofar as the provisions of such act may be applicable to this Agreement or the transactions contemplated hereby. To evidence its ability to grant such waiver, Buyer hereby represents and warrants to Seller that the Buyer (i) is seeking or acquiring, by purchase or lease, goods or services for commercial or business use, (ii) has assets of

$5 million or more according to its most recent financial statement prepared in accordance with GAAP, (iii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction contemplated hereby and (iv) is not in a significantly disparate bargaining position. Seller makes no representation or warranty, express or implied with respect to whether any of the Subject Interests are qualified for, or whether Buyer might be qualified to take, tax credits under Section 29 of the Internal Revenue Code with respect to production from the Subject Interests.

     14.7 SURVIVAL. No representation, warranty, covenant or agreement made herein shall survive the Closing except as provided in this Section 14.7. It is expressly agreed that the terms and provisions of Articles I, III, IV, V, XII, and XIII and Sections 6.3, 6.4, 7.1, Sections 13.1 through 13.7 and Section 13.9, shall survive the Closing. The terms and provisions of Section 13.8 shall expire according its term.

     14.8 SIGNATURE OF KLT INC. This Agreement for Purchase and Sale is executed by KLT Inc. solely for purposes of Article XIII and Section 14.4 and for no other purpose.

     14.9 NOTICES. All notices authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex, telecopier, or any other form of facsimile, postage or charges prepaid, and addressed to the parties at the addresses set forth below:

          If to Seller: Apache Canyon Gas, L.L.C.
                        10740 Nall, Suite 230
                        Overland Park, KS 66211
                        Telephone No.: 913-967-4304
                        Telecopy No.: 913-967-4340
                        Attention: President

          If to Buyer:  Evergreen Resources, Inc.
                        1401 17th Street, Suite 1200
                        Denver, Colorado 80202
                        Attention: President
                        Telecopy No.: (303) 295-7895

Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

     14.10 INCIDENTAL EXPENSES. Buyer shall bear and pay (i) any and all Federal, State or local Transfer Taxes as defined in Section 11.2(b) hereof incident to the transfer, assignment or other conveyance of the Assets to Buyer, and (ii) all costs or fees required to obtain consent to assign any Federal, State or Indian leases included in the Assets. Each party shall bear its own respective expenses incurred in connection with the Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

     14.11 ENTIRE AGREEMENT. Except for the Confidentiality Agreement referenced in Section 6.3, this Agreement embodies the entire agreement between the parties (superseding all prior agreements, arrangements and understandings related to the subject matter hereof), and may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto. No supplement, amendment, modification, waiver or termination of this Agreement shall be binding unless in writing and executed by both parties hereto. The headings herein are for convenience only and shall have no significance in the interpretation hereof.

     14.12 GOVERNING LAW. Except for matters of title to the Subject Interests or their transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

     14.13 EXHIBITS. All Exhibits and Schedules hereto which are referred to herein are hereby made a part hereof and incorporated herein by reference.

     14.14 CERTAIN TERMS. As used in this Agreement, the term "knowledge" means actual knowledge of any fact, circumstance or condition by the officers or management employees of the party involved at a supervisory or higher level, but does not include (i) knowledge imputed to the party involved by reason of knowledge of or notice to any person, firm or corporation other than its officers or employees at a supervisory or higher level or (ii) knowledge deemed to have been constructively given by reason of any filing, registration or recording of any document or instrument in any public record or with any governmental entity. As used in this Agreement, the term "day" means any calendar day, and the term "business day" means any day exclusive of Saturdays, Sundays and national holidays.

     14.15 INTERIM ACCOUNTING, PAYMENT AND COLLECTION SERVICES. Buyer and Seller agree to cooperate to transfer financial accounting services for the Assets as promptly as practicable after the Effective Time.

     14.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each and every counterpart shall be deemed for all purposes one (1) agreement.

     14.17 WAIVER. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

     14.18 BINDING, EFFECT; ASSIGNMENT. All the terms, provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors; but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by Buyer without the express written consent of Seller. Any assignment or delegation without such consent will be void. In addition to its rights under Section 10.1(g), Seller shall have the right to transfer its rights and obligations hereunder without Buyer's consent so long as such transferee is capable of delivering to Buyer the same title Seller is capable of delivering and Seller remains liable for its warranties and representation made hereunder to the same extent Seller would have been liable had such transfer not been made.

     14.19 NO RECORDATION. Without limiting any party's right to file suit to enforce its rights under this Agreement and except as to those portions of this Agreement set forth in the Assignment, Bill of Sale and Conveyance, EXHIBIT C, Buyer and Seller expressly covenant and agree not to record or place of record this Agreement or any copy or memorandum hereof.

     14.20 INDEPENDENT INVESTIGATION. Buyer represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller and that it has had access to the Assets, the offices and employees of Seller, and the books, records and files of Seller relating to the Assets and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Assets and upon the representations and warranties made in Article IV. Accordingly, Buyer acknowledges that Seller has not made, and Seller hereby expressly disclaims and negates any representation or warranty (other than those express representations and warranties made in Article IV), express, implied, at common law, by statute or otherwise, relating to the Assets.

     14.21 TERMINATION. In the event the total amount of adjustments to the Purchase Price under Sections 7.2 and 13.4 exceeds twenty-five percent (25%) of the Purchase Price, either party may terminate this Agreement by notifying the other party of its intention to terminate on or before the Closing Date and in the event of such termination neither Seller nor Buyer shall be under any obligation to the other with regard to the purchase and sale of any of the Assets or Subject Interests, such termination to be without liability to either party.

     14.22 COSTS. Each party shall pay its own costs, including fees and expenses of its own counsel and accountants, in connection with the purchase and sale of the Properties. Seller shall discharge all Encumbrances other than the Permitted Encumbrances. Seller shall pay all sales and other transfer taxes, if any, incurred in connection with the transaction contemplated by this Agreement. Buyer shall pay all documentary, filing and recording fees.

     14.23 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall entitle any Person, other than the parties hereto or their respective permitted successors and assigns, to any claim, cause of action, remedy or right of any kind.

     14.24 LIABILITIES OF THE PARTIES. The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective interest.

     14.25 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT MAY BE LITIGATED ON IN STATE OR FEDERAL COURTS IN COLORADO, RESPECTIVELY. BUYER AND SELLER HEREBY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COLORADO, AND EACH HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE OTHER.

     14.26 WAIVER OR RIGHTS TO JURY TRIAL. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE MATERIAL INDUCEMENT FOR SELLER ENTERING INTO THIS AGREEMENT.


                                   ARTICLE XV
                         CASUALTY LOSS AND CONDEMNATION

     15.1 NO TERMINATION.

          (a) Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Assets from the Effective Time until Closing for production of oil, gas and/or other hydrocarbons through depletion (including the watering-out of any well, collapsed casing or sand infiltration of any well) and the depreciation of personal property due to ordinary wear and tear.

          (b) If after the Effective Time and prior to the Closing any part of the Assets shall be destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding or the threat thereof.

     15.2 PROCEEDS AND AWARDS. In the event of any loss described in Section 15.1(b), Seller shall either (i) at the Closing pay to Buyer all sums paid to Seller by reason of such destruction less any costs and expenses incurred by Seller in collecting same, or (ii) commit, use, or apply such sums (less any costs and expenses incurred by Seller in collecting same) to repair, restore or replace such damaged or taken Assets. To the extent the insurance proceeds, condemnation awards or other payments are not committed, used or applied by Seller prior to the Closing Date to repair, restore or replace such damaged or taken Assets, Seller shall at the Closing pay to Buyer all sums paid to Seller by reason of such destruction or taking, less any costs and expenses incurred by Seller in collecting same. In addition and to the extent such proceeds, awards or payments have not been committed, used or applied by Seller in repair, restoration or replacement as aforesaid, Seller shall assign, transfer and set over unto Buyer, without recourse against Seller, all of the right, title and interest of Seller in and to any claims against third parties with respect to the event or circumstance causing such loss and any unpaid insurance proceeds, condemnation awards or other payments arising out of such destruction or taking, less any costs and expenses incurred by Seller in collecting same. Any such funds which have been committed by Seller for repair, restoration or replacement as aforesaid shall be paid by Seller for such purposes or, at Seller's option, delivered to Buyer upon Seller's receipt from Buyer of adequate assurance and indemnity from Buyer that Seller shall incur no liability or expense as a result of such commitment. Notwithstanding anything to the contrary in this Section 15.2, Seller shall not be obligated to carry or maintain, and shall have no obligation or liability to Buyer for its failure to carry or maintain, any insurance coverage with respect to any of the Assets, except as required by Section 8.1(b).


                                   ARTICLE XVI
                              DEFAULT AND REMEDIES

     16.1 SELLER'S REMEDIES. Upon failure of Buyer to comply herewith by the Closing Date, as it may be extended in accordance herewith, Seller, at its sole option, may (i) enforce whatever legal or equitable rights may be appropriate and applicable in Seller's sole discretion or (ii) terminate this Agreement, all other remedies (except as expressly retained in Section 16.3) being expressly waived by Seller.

     16.2 BUYER'S REMEDIES. Upon failure of Seller to comply herewith by the Closing Date, as it may be extended in accordance herewith, Buyer, at its sole option and as its sole and exclusive remedy, may (i) bring an action for specific performance of this Agreement or (ii) terminate this Agreement , all other remedies (except as expressly retained in Section 16.3) being expressly waived by Buyer.

     16.3 OTHER REMEDIES. Notwithstanding the foregoing, termination of this Agreement shall not prejudice or impair Buyer's obligations under Sections 6.3 (and the Confidentiality Agreement referenced therein), 6.4 and 8.2(b) and such other portions of this Agreement as are necessary to the enforcement and construction of Sections 6.3, 6.4 and 8.2(b). The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorney's fees from the non-prevailing party.

     16.4 NOTICE. Notice of termination under this Article XVI or under Section
14.21 shall be in writing and given as provided in Section 14.9. The party receiving the notice shall have 30 days from receipt of such notice to cure of remedy the circumstance giving rise to the termination right to the satisfaction of the party delivering such notice.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


                                       APACHE CANYON GAS, L.L.C.,
                                         a Delaware limited liability company
                                       By: KLT Inc., as designated director of
                                       KLT Gas, Inc., sole member

                                       By:
                                          --------------------------------------
                                       Name:  Bruce B. Selkirk, III
                                       Title: Managing Director


                                                                        "SELLER"


                                       EVERGREEN RESOURCES, INC.,
                                         a Colorado corporation


                                       By:
                                          --------------------------------------
                                       Name:  Mark S. Sexton
                                       Title: President and CEO


                                                                         "BUYER"


                                       KLT INC.
                                         a Missouri corporation
                                       Executed solely for the purpose of
                                       ARTICLE XIII and Section 14.4


                                       By:
                                          --------------------------------------
                                       Name:  Bruce B. Selkirk, III
                                       Title: Managing Director

                                TABLE OF CONTENTS

                                                                             Page
ARTICLE I - DEFINITIONS ................................................       1

ARTICLE II - SALE AND PURCHASE .........................................       6

ARTICLE III - PURCHASE PRICE AND PAYMENT ...............................       6

ARTICLE IV - SELLER'S REPRESENTATIONS ..................................       8

ARTICLE V - BUYER'S REPRESENTATIONS ....................................       9

ARTICLE VI - ACCESS TO INFORMATION AND INSPECTION ......................      10

ARTICLE VII - TITLE ....................................................      11

ARTICLE VIII - COVENANTS OF SELLER .....................................      13

ARTICLE IX - CLOSING CONDITIONS ........................................      14

ARTICLE X - CLOSING ....................................................      16

ARTICLE XI - EFFECT OF CLOSING .........................................      17

ARTICLE XII - SETTLEMENT OF PRORATIONS .................................      19

ARTICLE XIII - ENVIRONMENTAL ...........................................      19

ARTICLE XIV - MISCELLANEOUS ............................................      22

ARTICLE XV - CASUALTY LOSS AND CONDEMNATION ............................      29

ARTICLE XVI - DEFAULT AND REMEDIES .....................................      30


EXHIBITS
A     Net Revenue and Working Interests in Subject Interests

A-1   Seller's Subject Interests

B     Purchase Price Allocation

C     Assignment, Bill of Sale and Conveyance

D     Excluded Assets

E     Material Contracts

F      - There is no Exhibit F to this Agreement -

G     Agency Agreement for Special Use Permits

H     Permitted Encumbrances / Contracts with affiliates

I     Amendment to State Terms of Series Share of Series A Redeemable Preferred Stock

J     Registration Rights Agreement

K     Litigation and Other Liabilities

L     There is no Exhibit L.


                                    EXHIBITS
                                     to that
                           Purchase and Sale Agreement
                                     between
                        Apache Canyon Gas, LLC, as Seller
                                       and
                     Evergreen Resources, Inc., as Purchaser


                                    EXHIBIT A
             NET REVENUE AND WORKING INTERESTS IN SUBJECT INTERESTS

                                   EXHIBIT A-1
                           SELLER'S SUBJECT INTERESTS

     Exhibits A and A-1 (A/A-1) are combined into the following eighteen (18) pages. The combined Exhibit is divided into four parts. Part I consists of interests received by Seller pursuant to an Assignment and Bill of Sale from Meridian Oil, Inc. Part II consists of interests received by Seller pursuant to a Special Warranty Deed, Assignment and Bill of Sale from TBI Production Company. Part III consists of leases obtained by Seller from other assignors or directly from the lessor(s). All recording references are to the official records of Las Animas County, Colorado.

     In Exhibits B through K, listings under references of Part I or Part II shall correspond to the properties received from Meridian Oil, Inc. or TBI Production Company, respectively.


--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                  EXHIBIT A/A-1

                                     PART I

     The right, title and interest of Seller in the following described properties or interests only, as received along with other properties or interests not a part hereof, in that Assignment and Bill of Sale from Meridian Oil, Inc. to Apache Canyon Gas, L.L.C., dated January 18, 1996 and effective as of January 1, 1996, and recorded as document #616690, at Book 926, Page 435 of the official records of Las Animas County, Colorado.

     To wit:

     (i) The oil and gas leases and related agreements described on Exhibit "a" attached hereto, including, without limitation, all working interests, term royalty interests, and overriding royalty interests (collectively, the "Leases"), together with all of Seller's right, title and interest in and to the property rights incident thereto, including, without limitation, as of the Effective Time, rights in, to, and under agreements, leases, permits, rights-of-way, easements, licenses, options, orders, and other contracts in any way relating thereto;

     (ii) All wells described on Exhibit "b" and all other wells (whether or not listed on Exhibit "b" attached hereto) located on the Leases, including, without limitation, production and disposal wells;

     (iii) All equipment and other items of tangible personal property of every kind and description located on or obtained in connection with the Leases or located in the equipment yard or warehouse maintained on the Leases, including, without limitation, (a) the nitrogen metering equipment, and the air compression and storage equipment located on the Leases, dehydrator, and other equipment appurtenant thereto or used in connection therewith, (b) all other equipment, materials, fixtures and improvements on the Leases, appurtenant thereto or used in connection with the Leases or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto, and other appurtenances thereunto belonging, together with all warranties of manufacturers, suppliers, or others providing equipment, materials or services; and

     (iv) All records, files, and data relating to the leases, including, without limitation, all data and information stored on tapes, disks, and other electronic storage media, records relating to ad valorem, excise, and other production-related taxes, lease files, land files, well files, environmental files, product purchase and sale contracts, division order files, payout files, revenue and expense files, abstracts, title opinions, engineering and geological data, geophysical data (to the extent assignable), maps, logs, production records and well records (collectively, the "Records").


--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                   Exhibit "a"
                                    to Part I
                                of Exhibit A/A-1

1. Seller's rights to the Lessee's interest in that Oil and Gas Lease dated May 26, 1989, between Western Oil Corporation, Lessor, and Meridian Oil Inc., Lessee, PROVIDED, HOWEVER, ONLY as that lease pertains to Tract II described in Exhibit "A" thereto (commonly known as the "Weston tract"). A Memorandum of Oil and Gas Lease dated October 25, 1999, was filed in regard to such lease in the Las Animas County records at Reception No. 586608, Book 870, Page 37. Such lease was ratified by Western Oil Corporation in that Ratification of Oil and Gas Lease dated May 10, 1990, and recorded in the Las Animas County records at Reception No. 588507, Book 873, Page 531. A metes and bounds description of Tract II of the above-described lease is attached hereto as Attachment 1.

2. Seller's rights in the Oil and Gas Lease dated September 6, 1989, between H&H Minerals, Inc.; B.F. Hill, individually; B.F. Hill as trustee for Amy
     L. Hill; and C&NM Ranch, Lessors, and Meridian Oil Inc., Lessee, (the "Hill Ranch Lease") PROVIDED, HOWEVER, ONLY as that lease pertains to the lands described in Exhibit "A" thereto ( commonly known as the "Rita Tract"). A Memorandum of Oil and Gas Lease dated September 6, 1989, was filed in regard to such lease in the Las Animas County records at Reception No. 586609, Book 870, Page 44. Such lease was ratified by Lessors and amended in that Ratification and Amendment to Oil and Gas Lease dated January 17, 1996. A further Memorandum of Oil and Gas Lease dated January 17, 1996, was recorded in the Las Animas County records at Reception No. 616693, Book 926, Page 493. A copy of said Exhibit "A" describing the Rita Tract as covered by this Purchase and Sale Agreement is attached hereto as Attachment 2.


3.   Other Related Agreements, as and if they pertain to the above tracts:

     A. Agreement dated April 28, 1989, by and between Meridian Oil Inc. and Western Oil Corporation.

     B. Agreement dated January 31, 1990, by and between Meridian Oil Inc. and Western Oil Corporation.



--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                   Exhibit "b"
                                    to Part I
                                of Exhibit A/A-1

                                   Rita Wells

                                   Hill Lease

         Well Name                  Working Interest               Net Revenue
                                                                   Interest
1        Rita 1                          100%                       81.25%
2        Rita 2                          100%                       81.25%
3        Rita 3A                         100%                       81.25%
4        Rita 4                          100%                       81.25%
5        Rita 5                          100%                       81.25%
6        Rita 6A                         100%                       81.25%
7        Rita 7                          100%                       81.25%
8        Rita 8                          100%                       81.25%
9        Rita 9                          100%                       81.25%
10       Rita 10                         100%                       81.25%
11       Rita 11                         100%                       81.25%
12       Rita 12                         100%                       81.25%
13       Rita 13                         100%                       81.25%
14       Rita 14                         100%                       81.25%
15       Rita 15                         100%                       81.25%
16       Rita 16                         100%                       81.25%
17       Rita 17                         100%                       81.25%
18       Rita 18                         100%                       81.25%
19       Rita 19                         100%                       81.25%
20       Rita 20                         100%                       81.25%
21       Rita 21                         100%                       81.25%
22       Rita 22                         100%                       81.25%
23       Rita 23                         100%                       81.25%
24       Rita 24                         100%                       81.25%
25       Rita 25                         100%                       81.25%
26       Rita 26                         100%                       81.25%
27       Rita 27                         100%                       81.25%
28       Rita 28                         100%                       81.25%
29       Rita 29                         100%                       81.25%
30       Rita 30                         100%                       81.25%
31       Rita 31                         100%                       81.25%
32       Rita 32                         100%                       81.25%
33       Rita 33                         100%                       81.25%
34       Rita 34                         100%                       81.25%
35       Rita 35                         100%                       81.25%



--------------------------------------------------------------------------------
EXHIBIT A/A-1

         Well Name                  Working Interest               Net Revenue
                                                                   Interest
36       Rita 36                         100%                       81.25%
37       Rita 37                         100%                       81.25%
38       Rita 38                         100%                       81.25%
39       Rita 39                         100%                       81.25%
40       Rita 40A                        100%                       81.25%
41       Rita 41                         100%                       81.25%
42       Rita 42                         100%                       81.25%
43       Rita 43                         100%                       81.25%
44       Rita 44                         100%                       81.25%
45       Rita 45                         100%                       81.25%
46       Rita 46                         100%                       81.25%
47       Rita 47                         100%                       81.25%
48       Rita 48                         100%                       81.25%
49       Rita 49                         100%                       81.25%
50       Rita 50                         100%                       81.25%
51       Rita 51                         100%                       81.25%
52       Rita 52                         100%                       81.25%
53       Rita 53                         100%                       81.25%
54       Rita 54                         100%                       81.25%
55       Rita 55                         100%                       81.25%
56       Rita 56                         100%                       81.25%
57       Rita 57                         100%                       81.25%
58       Rita 58                         100%                       81.25%
59       Rita 59                         100%                       81.25%
60       Rita 60                         100%                       81.25%
61       Rita 61                         100%                       81.25%
62       Rita 62                         100%                       81.25%
63       Rita 63                         100%                       81.25%
64       Rita 64                         100%                       81.25%
65       Rita 65                         100%                       81.25%
66       Rita 66                         100%                       81.25%
67       Rita 67                         100%                       81.25%
68       Rita 68                         100%                       81.25%
69       Rita 69                         100%                       81.25%
70       Rita 70                         100%                       81.25%
71       Rita 71                         100%                       81.25%
72       Rita 72                         100%                       81.25%
73       Rita 73                         100%                       81.25%
74       Rita 74                         100%                       81.25%
75       Rita 75                         100%                       81.25%
76       Rita 76                         100%                       81.25%
77       Rita 77                         100%                       81.25%
78       Rita 78                         100%                       81.25%



--------------------------------------------------------------------------------
EXHIBIT A/A-1

         Well Name                  Working Interest               Net Revenue
                                                                   Interest
79       Rita 79                         100%                       81.25%
80       Rita 80                         100%                       81.25%
81       Rita 81                         100%                       81.25%
82       Rita 82                         100%                       81.25%
83       Rita 83                         100%                       81.25%
84       Rita 84                         100%                       81.25%


     The Net Revenue Interest ("NRI") shown is before well payout; after well payout, the NRI is reduced to 80%.



--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                  EXHIBIT A/A-1

                                     PART II

     The right, title and interest of Seller in the following described properties or interests only, as received along with other properties or interests NOT a part hereof, in that Special Warranty Deed, Assignment and Bill of Sale from TBI Production Company to Apache Canyon Gas, L.L.C., dated July 12, 1996 and effective July 1, 1996, recorded on July 15, 1996 as document #619368, at Book 932, Page 175 of the official records of Las Animas County, Colorado.

     To wit:

     (i) The lands described on Exhibit "a" attached hereto (the "Lands"), including, without limitation, as to all depths, all oil, gas, coalbed methane gas, coalbed gas, methane gas, gob gas, other naturally occurring gases associated with any coal seam, helium, carbon dioxide and all other hydrocarbon and non-hydrocarbon substances produced in association with any of the foregoing; rights of ingress and egress for the purpose of drilling, mining, exploring, operating and developing the Lands for the foregoing (including the right to fracture or otherwise stimulate any subsurface formation including coal seams and adjacent rocks) and producing, storing, handling, transporting and marketing the foregoing; and all agreements, leases, permits, rights-of-way, easements, licenses, options, orders and other properties and interests appurtenant, incident or in any way relating thereto;

     (ii) All oil and gas leases described on Exhibit "b" (collectively, the "Leases") and any other oil and gas or other mineral leases covering all or any portion of the Lands, including, without limitation, all working interests, royalty interests, overriding royalty interests and other interests of every kind and description;

     (iii) All well bores, horizontal or vertical ventilation holes, and all other wells located on the Leases or Lands, including, without limitation, production and disposal wells;

     (iv) All equipment, materials, fixtures and improvements on the Leases or Lands, appurtenant thereto, or used in connection with the Leases or Lands or with the production, treatment, sale or disposal of hydrocarbons or other minerals or waste produced therefrom or attributable thereto, and other appurtenances thereunto belonging;

     (v) All records, files and data relating to the Leases and the Lands, including, without limitation, all data and information stored on tapes, disks and other electronic storage media; records relating to ad valorem, excise and other production-related taxes; lease files, land files, well files, environmental files, product purchase and sale contracts, division order files, payout files, revenue and expense files, abstracts, title opinions, engineering and geological data, geophysical data, maps, logs, production records and well records; and

     (vi) Oil, gas and other hydrocarbon and nonhydrocarbon substances, and other substances, compounds or elements which are considered a mineral under applicable law, produced from or


--------------------------------------------------------------------------------
EXHIBIT A/A-1
attributable to the foregoing after the effective time set forth below, and any royalty or proceeds thereof;

     SAVE AND EXCEPT, that eight-inch gathering line found in the southwest part of the "Lease No. 1 - Wet Canyon Area" as described in Exhibit "a" hereto, servicing wells on the west-adjacent tract commonly known as the "Golden Eagle Tract" and indirectly connecting to the Colorado Interstate Gas Company pipeline, and all associated equipment related thereto or necessary for the operation thereof. Seller shall reserve unto itself and its successors and assigns said gathering line, related equipment, all necessary rights of way for the passage of the gathering line through the "Lease No. 1 - Wet Canyon Area," and all rights of access for the operation, maintenance, replacement, modification, or expansion (including but not limited to looping of the line) of the line as such activities are deemed necessary in the sole discretion of Seller.









--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                   Exhibit "b"
                                   to Part II
                                of Exhibit A/A-1


     Seller's rights to the Lessor's interest in that Oil and Gas Lease dated May 26, 1989, between Western Oil Corporation, 141 Union Boulevard, Suite 400, Lakewood, Colorado 80214, as Lessor, and Meridian Oil Inc., 21 Desta Drive, Midland, Texas 79705, as Lessee, a Memorandum and Ratification of Oil and Gas Lease of which is filed for record on February 14, 1996, in the Real Property Records of Las Animas County, Colorado, under File N. 616694, in Book 926, Page 504, PROVIDED, HOWEVER, that such interest in such lease is assigned ONLY as it pertains to Tract II as described in Exhibit "A" thereto. A metes and bounds description of Tract II of the above-described lease is attached hereto as Attachment 1.






--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                  EXHIBIT A/A-1

                                    PART III


     1. Paid Up Oil and Gas Lease dated March 1, 1998, between Anthony E. Mattie, Individually and as Attorney-in-Fact for: Joe Mattie, Jr.; Sam Mattie, a/k/a Sam Matteo; Lucy Mattie Pelletier, a/k/a Lucy Matteo; Josie Mattie Carnell, a/k/a Josie Matteo; Ann Mattie Birchler, a/k/a Ann Matteo, as Lessor, and Apache Canyon Gas, L.L.C. as Lessee; covering W/2 SW/4 of Section 26, and SE/4 SE/4 of Section 27, Township 33S, Range 66W, 6th P.M.; and recorded at Book 962, Page 194 of the official records of Las Animas County, Colorado.

     2. Paid Up Oil and Gas Lease dated March 1, 1998, between Albert Mattie, a/k/a Albert Matteo, a single man, as Lessor, and Apache Canyon Gas. L.L.C., as Lessee; covering W/2 SW/4 of Section 26, and SE/4 SE/4 of Section 27, Township 33S, Range 66W, 6th P.M.; and recorded at Book 962, Page 196 of the official records of Las Animas County, Colorado.

     3. Paid Up Oil and Gas Lease dated October 1, 1997, between Albert M. Cargo, a widower, as Lessor, and Apache Canyon Gas, L.L.C., as Lessee, covering W/2 SE/4, and NE/4 SE/4 of Section 27, Township 33S, Range 66W, 6th P.M.; and recorded at Book 957, Page 291 of the official records of Las Animas County, Colorado.

     4. Paid Up Oil and Gas Lease dated August 1, 1997, between Ronald Elton Leef and Cheryl Ann Leef, husband and wife, as Lessor, and Apache Canyon Gas, L.L.C., as Lessee; covering the lands described therein in Section 33 of Township 33S, Range 66W of the 6th P.M.; and recorded at Book 948, Page 988 of the official records of Las Animas County, Colorado.



--------------------------------------------------------------------------------
EXHIBIT A/A-1

                                    EXHIBIT B
                            PURCHASE PRICE ALLOCATION


         Rita Huffman AMI wells             20.7
         Rita Non-Huffman AMI wells         35.3
         Rita Gas Gathering                 15.0
         Primero Wells                      55.0
         Primero Gas Gathering              15.0
                                           141.0



--------------------------------------------------------------------------------
EXHIBIT B                                                            Page 1 of 1

                                    EXHIBIT C
                     ASSIGNMENT, BILL OF SALE AND CONVEYANCE
                                      WITH
                        RESERVATION OF PRODUCTION PAYMENT

     To ensure that all interests received by Seller from Meridian Oil, Inc., and TBI Production Company are conveyed to Purchaser, two assignments substantially similar to the respective assignments into Seller will be used. The Subject Interests listed under Part III of Exhibit A/A-1 will be assigned in an assignment substantially the same as that under Part I of this Exhibit C.


                                     PART I

                           ASSIGNMENT AND BILL OF SALE
                                      WITH
                        RESERVATION OF PRODUCTION PAYMENT


STATE OF COLORADO    )
                     )  KNOW ALL MEN BY THESE PRESENTS THAT:
COUNTY OF LAS ANIMAS )

     APACHE CANYON GAS, L.L.C., a Delaware limited liability company, with offices at 10740 Nall, Suite 230, Overland Park, Kansas 66211, ("Assignor"), for and in consideration of ONE HUNDRED DOLLARS ($100.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby assign, transfer, grant and convey unto ________________________, a __________
[entity], with offices at , ("Assignee"), all of Assignor's right, title and interest in, to and under the following assets:

          (i) The oil and gas leases and related agreements described on Exhibit "A" attached hereto, including, without limitation, all working interests, term royalty interests, and overriding royalty interests (collectively, the "Leases"), together with all of Seller's right, title and interest in and to the property rights incident thereto, including, without limitation, as of the Effective Time, rights in, to, and under agreements, leases, permits, rights-of-way, easements, licenses, options, orders, and other contracts in any way relating thereto;

          (ii) All wells described on Exhibit "B" and all other wells (whether or not listed on Exhibit "B" attached hereto) located on the Leases, including, without limitation, production and disposal wells;

          (iii) All equipment and other items of tangible personal property of every kind and description located on or obtained in connection with the Leases or located in the equipment yard or warehouse maintained on the Leases, including, without limitation, (a) any nitrogen metering equipment, and any air compression and storage equipment located on the Leases, dehydrator, and other equipment appurtenant thereto or used in connection therewith, (b) any

--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 1 of 18
     electrical distribution system located on the Leases and all generators, transformers, and other equipment appurtenant thereto or used or obtained in connection therewith, and (d) all other equipment, materials, fixtures and improvements on the Leases, appurtenant thereto or used in connection with the Leases or with the production, treatment, sale or disposal of hydrocarbons or waste produced therefrom or attributable thereto, and other appurtenances thereunto belonging, (all of the foregoing being referred to collectively as the "Equipment"), together with all warranties of manufacturers, suppliers, or others providing equipment, materials or services; and

          (iv) All records, files, and data relating to the leases, including, without limitation, all data and information stored on tapes, disks, and other electronic storage media, records relating to ad valorem, excise, and other production-related taxes, lease files, land files, well files, environmental files, product purchase and sale contracts, division order files, payout files, revenue and expense files, abstracts, title opinions, engineering and geological data, geophysical data (to the extent assignable), maps, logs, production records and well records (collectively, the "Records"); provided, however, that Assignor may retain copies of any Records pertaining to portions of the Leases not conveyed to Assignee.

     Assignor's interests in these assets is herein collectively referred to as the "Interests" provided, however, the Interests shall not include, and there is excepted, reserved and excluded from this Assignment and Bill of Sale, vehicles located on the Leases and the Production Payment particularly described below.

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, subject to the terms and provisions hereof.

     Assignor hereby reserves unto itself, its successors and assigns, during the period from the Effective Time until the Termination Time (as defined in Exhibit "C" hereto), as a Production Payment, an interest in each of the Subject Interests (as defined in Exhibit "C") in and to the Hydrocarbons (as defined in Exhibit "C") which may be procured and saved from the Subject Interests equal to 18.64% of 8/8ths of production attributable to the Subject Interests (after deduction of Lease Use Hydrocarbons and Non-Consent Hydrocarbons attributable to the Subject Interests and Deductible Operating Expenses (all as defined in Exhibit "C")), together with all and singular the rights and appurtenances thereto in anywise belonging (the "Production Payment"). The Production Payment shall be held subject to the terms, provisions and conditions set forth in Exhibit "C" hereto.

     This Assignment and Bill of Sale is accepted subject to, and Assignee agrees to assume and perform, from and after the Effective Time, any and all of the liabilities and obligations of Assignor that arise under the Leases, Equipment Leases, permits, rights-of-way, licenses, easements, options, orders, or any other agreements or contracts attributable to, affecting or otherwise relating to the Interests, including, but not limited to, any and all liabilities and obligations (i) to pay and deliver royalties, overriding royalties, and other burdens on production, and (ii) necessary to comply with all laws and governmental regulations with respect to the Interests, including, but not limited to, the lawful plugging and abandonment of oil and gas wells and the restoration of the surface of the land; provided, however, that except as set forth in the Agreement, Assignee shall not assume any liability

--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 2 of 18
or obligation attributable to or arising out of Assignor's ownership or operation of the Interests prior to the Effective Time.

     THIS ASSIGNMENT AND BILL OF SALE IS EXECUTED, DELIVERED, AND ACCEPTED WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF TITLE OF ANY KIND OR NATURE, EITHER EXPRESS, IMPLIED OR STATUTORY; PROVIDED, HOWEVER, ASSIGNOR SHALL WARRANT AND AGREE TO DEFEND THE TITLE TO THE INTERESTS AGAINST THE LAWFUL CLAIMS AND DEMANDS OF ALL PERSONS AND ENTITIES CLAIMING THE SAME OR ANY PART THEREOF BY, THROUGH OR UNDER ASSIGNOR, BUT NOT OTHERWISE; AND FURTHER PROVIDED THAT NOTHING HEREIN SHALL BE DEEMED TO IMPAIR ANY RIGHTS OF ASSIGNEE UNDER ANY REPRESENTATION OF ASSIGNOR MADE IN ARTICLE IV OF THE AGREEMENT FOR PURCHASE AND SALE DATED ______________, 2000, BETWEEN ASSIGNOR AND ASSIGNEE. THE EQUIPMENT IS BEING CONVEYED AND ASSIGNED TO AND ACCEPTED BY THE ASSIGNEE IN ITS "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR, AND WITH ALL FAULTS AND DEFECTS, WITHOUT ANY REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR NATURE, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MARKETABILITY, QUALITY, CONDITION, CONFORMITY TO SAMPLES, MERCHANTABILITY, AND/OR FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED BY ASSIGNOR AND WAIVED BY ASSIGNEE, BUT ALL MANUFACTURER'S WARRANTIES AND OTHER CLAIMS AGAINST MANUFACTURERS ARE HEREBY ASSIGNED TO ASSIGNEE. THE INTERESTS HAVE BEEN USED FOR OIL AND GAS PIPELINE, TRANSPORTATION, STORAGE AND RELATED OPERATIONS. PHYSICAL CHANGES IN THE INTERESTS AND IN THE LANDS BURDENED THEREBY MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE INTERESTS MAY ALSO INCLUDE BURIED PIPELINES AND OTHER EQUIPMENT, THE LOCATIONS OF WHICH MAY NOT BE KNOWN BY ASSIGNOR OR READILY APPARENT BY A PHYSICAL INSPECTION OF THE INTERESTS. IT IS UNDERSTOOD AND AGREED THAT ASSIGNEE HAS INSPECTED PRIOR TO CLOSING (OR SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO INSPECT) THE LEASES AND THE EQUIPMENT, AND THAT ASSIGNEE SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION AND STATE OF REPAIR AND WITH ALL FAULTS AND DEFECTS. IN ADDITION, ASSIGNOR MAKES NO REPRESENTATION, COVENANT OR WARRANTY, EXPRESS, IMPLIED OR STATUTORY, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA OR RECORDS DELIVERED TO ASSIGNEE WITH RESPECT TO THE INTERESTS, OR CONCERNING THE QUALITY OR QUANTITY OF HYDROCARBON RESERVES, IF ANY, ATTRIBUTABLE TO THE INTERESTS, OR THE ABILITY OF THE INTERESTS TO PRODUCE HYDROCARBONS, OR THE PRICES WHICH ASSIGNEE IS OR WILL BE ENTITLED TO RECEIVE FOR ANY SUCH HYDROCARBONS.

     TO THE EXTENT APPLICABLE TO THE INTERESTS OR ANY PORTION THEREOF, ASSIGNEE HEREBY WAIVES ITS RIGHTS UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE (OTHER THAN SECTION 17.555, WHICH IS NOT WAIVED),

--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 3 of 18

OF THE TEXAS BUSINESS & COMMERCE CODE (A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS). AFTER CONSULTATION WITH AN ATTORNEY OF ITS CHOICE, ASSIGNEE VOLUNTARILY CONSENTS TO THIS WAIVER.

     This Assignment and Bill of Sale shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

     This Assignment and Bill of Sale is subject to all of the terms and conditions of that certain Agreement for Purchase and Sale by and between Assignor and Assignee, dated ________________, 2000.

     IN WITNESS WHEREOF, this instrument is executed the ___ day of ________________, 2000, but shall be effective as of 7:00 a.m. in Las Animas County, Colorado on September 1, 2000.


                                       ASSIGNOR:

                                       APACHE CANYON GAS, L.L.C.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       ASSIGNEE:


                                       -----------------------------------------


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                   EXHIBIT "C"
                 to that Assignment, Bill of Sale and Conveyance


--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 4 of 18
                     with Reservation of Production Payment
                   between Apache Canyon Gas, L.L.C., Assignor
                     and Evergreen Resources, Inc., Assignee

              PRODUCTION PAYMENT TERMS , PROVISIONS, AND CONDITIONS

                                    ARTICLE I
                              TERMS AND CONDITIONS

     Section 1.1 NON-OPERATING, NON-EXPENSE-BEARING INTEREST. The Production Payment reserved hereby is a non-operating, limited-expense-bearing royalty interest in the Subject Interests. Assignor shall hold the Production Payment without obligation to pay any costs or expenses of drilling, completing, or equipping, but Assignor's reserved interest shall be subject to the Deductible Operating Expenses. Assignor shall bear no risk or cost, other than those specified above, other than the risk of non-production and the risk of commodity pricing. Assignee may deduct those Deductible Operating Expenses. This reservation is of a real property interest.

     Section1.2. TERMINATION. The Production Payment shall remain in full force and effect until 7:00 a.m. Mountain Time on the earlier of (i) the first day of the calendar month following the redemption of the last shares of the Redeemable Preferred Stock of Buyer issued by Evergreen Resources, Inc. to Apache Canyon Gas, L.L.C. on September __, 2000, or (ii) January 1, 2003 (the "Termination Time").

Upon termination of the Production Payment, all rights, titles and interests herein reserved shall automatically terminate and vest in Assignee and Assignor shall execute and deliver such instrument or instruments as may be necessary to evidence the discharge and termination of the Production Payment. In the event any individual Subject Interest (or portion thereof, as applicable) should expire before the Termination Time and not be extended, renewed or replaced, the Production Payment no longer shall apply to that particular Subject Interest (or such portion thereof, as applicable), but the Production Payment shall remain in full force and effect and undiminished as to all remaining Subject Interests (and the remainder portion of such Subject Interest, as applicable).

     Section 1.3. DELIVERY TO GRANTEE. The Production Payment Hydrocarbons shall be delivered into the facilities of the First Transporter, to be marketed in accordance with Section 1.9, below. As between Assignee and Assignor, Assignee shall be in exclusive control and possession of the Production Payment Hydrocarbons deliverable hereunder and responsible for any loss, damage or injury caused thereby (except for physical losses of Hydrocarbons, which shall be considered as Deductible Operating Expenses) until the same shall have been delivered at the Delivery Point.

     Section 1.4. CERTAIN LIMITATIONS. The Production Payment shall be subject to the following provisions:

     A. Assignor shall look solely to the Production Payment Hydrocarbons for satisfaction and discharge of the Production Payment, and Assignee shall not be personally liable

--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 5 of 18
          for the payment and discharge thereof. However, the foregoing provision shall not relieve Assignee of the obligation to respond in damages for any breach of any of the provisions hereof.

     B. There shall not be included in the Production Payment Hydrocarbons any Lease Use Hydrocarbons or Non-Consent Hydrocarbons; however, Assignee shall not, without the consent of Assignor, use Hydrocarbons allocable to the Subject Interests for the purpose of gas injection, secondary or tertiary recovery, pressure maintenance, repressuring or cycling operations.

     Section 1.5. MEASUREMENT. Measurement of the volume and Btu content of Production Payment Hydrocarbons delivered hereunder shall be made at the existing metering points. Measurement of Gas shall be as determined as provided in the First Transporter's transportation agreements and/or published tariffs. The last previous measurement of Btu Content of Gas under the applicable transportation agreement between Assignee and the First Transporter (corrected, if necessary, to an actual water vapor content basis), shall be deemed to be the Btu Content for all Gas delivered from that measurement date or adjustment relating to Btu Content.

     Section 1.6. ROYALTIES; TAXES. Assignor's Production Payment is subject to 18.64% of all royalties and other burdens on production existing and affecting the Subject Interests as of the Effective Time of the Assignment. The Production Payment shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production created after the Effective Time of the Assignment and shall bear no part of same; Assignee's leasehold interest shall be burdened with all such royalties and other burdens on production created after the Effective Time, and Assignee shall defend, indemnify and hold Assignor harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. Notwithstanding the foregoing, to the extent that Assignee holds the underlying royalty, mineral or reversionary interest, with respect to any of the Leases, such interests are included in Production Payment Hydrocarbons and no deduction for such interest is permitted. Assignor shall bear and pay all Taxes with respect to the Production Payment, and the Production Payment Hydrocarbons.

     Section 1.7. ASSIGNMENT BY ASSIGNEE. During the term of the Production Payment, Assignee shall not assign, sell, convey or otherwise transfer Assignee's remaining interests in the Subject Interests or any part thereof unless Assignor expressly consents thereto in writing, and the transferee expressly agrees to assume and perform all of Assignee's obligations under this reservation of Production Payment and such sale, transfer or assignment is made and accepted expressly subject and subordinate to the Production Payment. Any purported assignment, sale, conveyance or other transfer in contravention of the foregoing terms shall be null and void.

     Section 1.8. PROTECTION TO PURCHASERS. No pipeline company or other person purchasing or taking or processing Production Payment Hydrocarbons shall be required to take notice of, or to keep informed concerning, termination of the Production Payment, until actual receipt of written notice from Assignor advising such company or person of such termination.


--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 6 of 18

     Section 1.9. MARKETING OBLIGATION. Except as provided in the next sentence, Assignee has the obligation to sell Gas on the same basis as Assignee sells its Hydrocarbons; Assignee, for this purpose, is considered as including any affiliate, parent, or subsidiary of Assignee, and any entity of which Assignee owns 10% or more of the voting or beneficial interest. Notwithstanding the foregoing sentence, Assignee shall deliver, out of first production of Production Payment Hydrocarbons to NTGS, LLC, at the Forgan delivery point on the Colorado Interstate Gas Company (or successor) pipeline, as provided for in Exhibit "A", dated January 31, 2000, to the Gas Purchase and Sale Contract dated April 1, 1996, Contract Number PUR00737, by and between NTGS, LLC and Assignor. The amount of Gas to be delivered hereunder shall be the minimum amount necessary to comply with such NTGS contract; the balance of the Production Payment Hydrocarbons shall be marketed as provided in the first sentence. By such delivery, Buyer does not assume any obligation to NTGS, LLC arising under said NTGS contract. Assignee has the obligation to sell Gas out of which Assignor's Production Payment Hydrocarbons are allocated on the same basis as Assignee sells its Hydrocarbons; Assignee, for this purpose, being considered as including any affiliate, parent, or subsidiary of Assignee, and any entity of which Assignee owns 10% or more of the voting or beneficial interest.

     Section 1.10. SUCCESSORS AND ASSIGNS. The provisions and conditions of the Production Payment retained in this Assignment shall run with the land and the respective interests of Assignee and Assignor and (subject to the foregoing restrictions in Section 1.7) shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns. All references herein to either Assignee or Assignor shall include their respective successors and assigns.

                                   ARTICLE II
                                   DEFINITIONS

     As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:

     "British Thermal Unit" or "Btu" means the amount of energy required to raise the temperature of one (1) pound of pure water one degree Fahrenheit (1DEG.F.) From fifty-nine degrees Fahrenheit (59DEG.F.) To sixty degrees Fahrenheit (60DEG.F.) under a constant pressure of 14.73 pounds per square inch absolute.

     "Btu Content" means the Btu content determined on an actual water vapor content basis.

     "Deductible Operating Expenses" means 18.64% of 8/8ths of those costs incurred after the Effective Time but before the Termination Time with respect to the operation of the Leases and Lands but excluding costs incurred in the drilling, completing, equipping, reworking or other capital costs related to wells on the Leases or Lands but including direct costs and expenses incurred in production, gathering, dehydrating, treating, compressing, transporting, handling and delivery of Hydrocarbons to the Delivery Point.


--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 7 of 18

     "Delivery Point" means the point or points in or near the field where the Hydrocarbon is customarily delivered to the purchasers thereof.

     "First Transporter" means the first interstate or intrastate pipeline downstream of the Delivery Point.

     "Gas" means natural gas and other gaseous hydrocarbons.

     "Hydrocarbons" means Oil and Gas.

     "Lease" means an oil and gas lease described, referred to or identified in Exhibit A, together with any renewal or extension of such lease, and any lease taken by or on behalf of Assignee taken or effective before the Termination Time and covering all or any part of the lands covered by and Lease conveyed in this Assignment.

     "Lease Use Hydrocarbons" means any Hydrocarbons which are unavoidably lost in the production thereof or used by Assignee in conformity with good oil field practices on the Leases or any unit to which the Leases are committed, or off lease or off unit, for drilling, and production operations, including off lease compression operations, conducted prudently and in good faith for the purpose of producing Hydrocarbons from the Leases or from any unit to which the Leases are committed, but only for so long as such Hydrocarbons are so used.

     "MMBtu" means 1,000,000 British Thermal Units.

     "Non-Consent Hydrocarbons" means all hydrocarbons produced during the applicable period of recoupment or reimbursement from a subject well as to which Assignee is a Non-Consenting party and which hydrocarbons are dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the applicable existing third-party operating agreement, unit agreement, contract for development, or other instrument providing for such non-consent operations, provided such agreement, contract or instrument qualifies as a Permitted Encumbrance, and provided that Assignee's election not to participate in such operations is made in good faith.

     "Production Payment Hydrocarbons" shall mean the Hydrocarbons attributable to the limited royalty in the Subject Interests reserved unto Assignor pursuant to this Assignment and Bill of Sale.

     "Subject Interests" or "Subject Interest" means the Leases and the production therefrom, together with any pooled, communitized or unitized acreage by virtue of any Lease or lands being a part thereof, including all production from the pool, communitized area or unit and all interests in any wells, whether now existing or drilled hereafter, on any such Lease or lands or within any such pool, communitized area or unit, including, without limitation, those wells described in Exhibit A, all as said interests shall be enlarged by the discharge of any burdens or by the removal of any charges or encumbrances to which any of the same may be subject at the Effective Time, and any and all renewals and extensions of any of the same, and expressly excluding any additional interests

--------------------------------------------------------------------------------
EXHIBIT C                                                           Page 8 of 18
in the Leases (or the production therefrom) acquired by Assignee after the Effective Time but before the Termination Time.

     "Taxes" means all ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, excise and other taxes and governmental charges and assessments imposed on the Subject Interests or the Production Payment, including the Production Payment Hydrocarbons, other than income taxes.

     "Termination Time" is defined in Section 1.03 hereof.


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EXHIBIT C                                                           Page 9 of 18

                                     PART II

               SPECIAL WARRANTY DEED, ASSIGNMENT AND BILL OF SALE
                    WITH RESERVATION OF A PRODUCTION PAYMENT

     APACHE CANYON GAS, L.L.C., a Delaware limited liability company, the address of which is 10740 Nall, Suite 230, Overland Park, Kansas 66211, hereinafter called Grantor, for and in consideration of the sum of Ten Dollars ($10.00) cash in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, convey, transfer, assign and deliver unto __________________, a ____________________ [entity], the address of which is
__________________________________, hereinafter called Grantee, all of Grantor's right, title and interest in and to and under the following (collectively, the "Property"):

     (i) The lands described on Exhibit A attached hereto (the "Lands"), including, without limitation, as to all depths, all oil, gas, coalbed methane gas, coalbed gas, methane gas, gob gas, other naturally occurring gases associated with any coal seam, helium, carbon dioxide and all other hydrocarbon and non-hydrocarbon substances produced in association with any of the foregoing; mineral rights, if any, and all royalty or reversionary rights, except as reserved herein; rights of ingress and egress for the purpose of drilling, mining, exploring, operating and developing the Lands for the foregoing (including the right to fracture or otherwise stimulate any subsurface formation including coal seams and adjacent rocks) and producing, storing, handling, transporting and marketing the foregoing; and all agreements, leases, permits, rights-of-way, easements, licenses, options, orders and other properties and interests appurtenant, incident or in any way relating thereto;

     (ii) All oil and gas leases described on Exhibit B (collectively, the "Leases") and any other oil and gas or other mineral leases covering all or any portion of the Lands, including, without limitation, all working interests, royalty interests, overriding royalty interests and other interests of every kind and description;

     (iii) All well bores, horizontal or vertical ventilation holes, and all other wells located on the Leases or Lands, including, without limitation, production and disposal wells;

     (iv) All equipment, materials, fixtures and improvements on the Leases or Lands, appurtenant thereto, or used in connection with the Leases or Lands or with the production, treatment, sale or disposal of hydrocarbons or other minerals or waste produced therefrom or attributable thereto, and other appurtenances thereunto belonging;

     (v) All records, files and data relating to the Leases and the Lands, including, without limitation, all data and information stored on tapes, disks and other electronic storage media; records relating to ad valorem, excise and other production-related taxes; lease files, land files, well files, environmental files, product purchase and sale contracts, division order files, payout files, revenue and expense files, abstracts, title opinions, engineering and geological data, geophysical data, maps, logs, production records and well records; provided, however, that Grantor may retain copies of any Records pertaining to portions of the Leases not conveyed to Grantee.


--------------------------------------------------------------------------------
EXHIBIT C                                                          Page 10 of 18

     (vi) Oil, gas and other hydrocarbon and nonhydrocarbon substances, and other substances, compounds or elements which are considered a mineral under applicable law, produced from or attributable to the foregoing after the effective time set forth below, and any royalty or proceeds thereof;

     SAVE AND EXCEPT, Grantor hereby reserves unto itself, its successors and assigns, during the period from the Effective Time until the Termination Time (as defined in Exhibit C hereto), as a Production Payment, an interest in each of the Subject Interests (as defined in Exhibit C) in and to the Hydrocarbons (as defined in Exhibit C) which may be procured and saved from the Subject Interests equal to 18.64% of 8/8ths of production attributable to the Subject Interests (after deduction of Lease Use Hydrocarbons and Non-Consent Hydrocarbons attributable to the Subject Interests and Deductible Operating Expenses (all as defined in Exhibit C)), together with all and singular the rights and appurtenances thereto in anywise belonging (the "Production Payment"). The Production Payment shall be held subject to the terms, provisions and conditions set forth in Exhibit C hereto.

     This sale is made subject to any rights now existing to any lessee or assigns under any valid and subsisting oil and gas lease now of legal record; it being understood and agreed that Grantee shall have, receive and enjoy the herein granted interest in and to all bonuses, rents, royalties and other benefits which may accrue thereunder from and after the date hereof only insofar as it covers the Grantor's right, title and interest in and to the Property, precisely as if Grantee had been at the date of the making of said lease the owner of a similar undivided interest in and to the Property and Grantee one of the lessors therein.

     Grantor agrees to execute such further assurances as may be requisite for the full and complete enjoyment of the rights herein granted.

     TO HAVE AND TO HOLD the Property with all and singular the rights, privileges and appurtenances thereunder or in any wise belonging to the said Grantee, its successors and assigns forever, and Grantor does hereby bind itself, its successors and assigns to warrant and forever defend all and singular the Property unto Grantee, its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through and under Grantor, but not otherwise.

     THIS CONVEYANCE SHALL BE WITHOUT ANY WARRANTY OR REPRESENTATION OF TITLE, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, SAVE AND EXCEPT THE FOREGOING SPECIAL WARRANTY OF TITLE AGAINST ENCUMBRANCES BY, THROUGH OR UNDER GRANTOR AND FURTHER PROVIDED THAT NOTHING HEREIN SHALL BE DEEMED TO IMPAIR ANY RIGHTS OF GRANTEE UNDER ANY REPRESENTATION MADE IN ARTICLE IV OF THAT CERTAIN AGREEMENT FOR PURCHASE AND SALE BETWEEN GRANTOR AND GRANTEE DATED _______________________, 2000 (THE "AGREEMENT"). THIS CONVEYANCE SHALL BE WITHOUT ANY EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION AS TO THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, FREEDOM FROM PROHIBITORY VICES OR DEFECTS, CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF

--------------------------------------------------------------------------------
EXHIBIT C                                                          Page 11 of 18

ANY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE AND WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. GRANTEE HAS INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED TO, CONDITIONS SPECIFICALLY RELATED TO THE CONDITION OF ANY WELL CASE, TUBING OR DOWNHOLE EQUIPMENT. GRANTEE IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND GRANTEE ACCEPTS ALL OF THE SAME IN THEIR "AS IS, WHERE IS" CONDITION. IN ADDITION, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO GRANTOR OR GRANTEE IN CONNECTION WITH THE AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY DESCRIPTION OF THE PROPERTIES, PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO GRANTEE BY GRANTOR OR BY GRANTOR'S AGENTS OR REPRESENTATIVES, ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS FURNISHED BY GRANTOR OR OTHERWISE MADE AVAILABLE TO GRANTEE ARE PROVIDED GRANTEE AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST GRANTOR, ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT GRANTEE'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

     THE PROPERTIES HAVE BEEN USED FOR OIL AND GAS DRILLING AND PRODUCING OPERATIONS RELATED TO OIL FIELD OPERATIONS. PHYSICAL CHANGES IN THE PROPERTIES MAY HAVE OCCURRED AS A RESULT OF SUCH USES. THE PROPERTIES ALSO MAY CONTAIN BURIED PIPELINES AND OTHER EQUIPMENT, WHETHER OR NOT OF A SIMILAR NATURE THE LOCATIONS OF WHICH MAY NOT NOW BE KNOWN BY GRANTOR OR BE READILY APPARENT BY A PHYSICAL INSPECTION OF THE PROPERTIES. GRANTEE UNDERSTANDS THAT GRANTOR ODES NOT HAVE THE REQUISITE INFORMATION WITH WHICH TO DETERMINE THE EXACT NATURE OR CONDITION OF THE PROPERTIES OR THE EFFECT ANY SUCH USE HAS HAD ON THE PHYSICAL CONDITION OF THE PROPERTIES. GRANTEE ACKNOWLEDGES THAT: (I) IT IS KNOWLEDGEABLE IN THE OIL AND GAS BUSINESS; (II) IT HAS BEEN AFFORDED AN OPPORTUNITY TO (A) EXAMINE THE PROPERTIES AND SUCH MATERIALS AS IT HAS REQUESTED TO BE PROVIDED TO IT BY GRANTOR; (B) DISCUSS WITH REPRESENTATIVES OF GRANTOR SUCH MATERIALS AND THE NATURE AND OPERATION OF THE PROPERTIES AND (C) INVESTIGATE THE CONDITION, INCLUDING SUBSURFACE CONDITION OF THE PROPERTIES AND THE CONDITION OF THE EQUIPMENT; (III) IT HAS ENTERED INTO THIS AGREEMENT TO PURCHASE THE PROPERTIES ON THE BASIS OF ITS OWN INVESTIGATION OF THE

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EXHIBIT C                                                          Page 12 of 18

PHYSICAL CONDITION; (IV) THE PROPERTIES HAVE BEEN USED IN THE MANNER AND FOR THE PURPOSES SET FORTH ABOVE AND THAT PHYSICAL CHANGES TO THE PROPERTIES MAY HAVE OCCURRED AS A RESULT OF SUCH USE; AND (V) IN ENTERING INTO THE AGREEMENT TO PURCHASE THE PROPERTIES, GRANTEE HAS RELIED SOLELY ON THE EXPRESS REPRESENTATIONS AND COVENANTS OF GRANTOR IN THE AGREEMENT, ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE EQUIPMENT AND THE OTHER PROPERTIES AND THE ADVICE OF ITS OWN LEGAL, TAX, ECONOMIC, ENVIRONMENTAL, ENGINEERING, GEOLOGICAL AND GEOPHYSICAL ADVISORS AND NOT ON ANY COMMENTS OR STATEMENTS OF ANY REPRESENTATIVES OF, OR CONSULTANTS OR ADVISORS ENGAGED BY GRANTOR.

     Executed this ____________ day of __________________________, 2000, effective as of 7:00 a.m. local time at Las Animas County, Colorado, on September 1, 2000 (the "Effective Time").


                                       GRANTOR:

                                       APACHE CANYON GAS, L.L.C.

                                       By:   KLT Gas Inc.,
                                             Its Sole Member


                                       By:
                                             ----------------------------------
                                             David M. McCoy, President



                                       GRANTEE:

                                       ----------------------------------------

                                       By:
                                             ----------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                             ----------------------------------


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EXHIBIT C                                                          Page 13 of 18

                                    EXHIBIT C
           to that Special Warranty Deed, Assignment and Bill of Sale
                     With Reservation of Production Payment
                   between Apache Canyon Gas, L.L.C., Grantor
                     and Evergreen Resources, Inc., Grantee

              PRODUCTION PAYMENT TERMS , PROVISIONS, AND CONDITIONS

                                    ARTICLE I
                              TERMS AND CONDITIONS

     Section 1.1 NON-OPERATING, NON-EXPENSE-BEARING INTEREST. The Production Payment reserved hereby is a non-operating, limited-expense-bearing royalty interest in the Subject Interests. Grantor shall hold the Production Payment without obligation to pay any costs or expenses of drilling, completing, or equipping, but Grantor's reserved interest shall be subject to the Deductible Operating Expenses. Grantor shall bear no risk or cost, other than those specified above, other than the risk of non-production and the risk of commodity pricing. Grantee may deduct those Deductible Operating Expenses. This reservation is of a real property interest.

     Section 1.2. TERMINATION. The Production Payment shall remain in full force and effect until 7:00 a.m. Mountain Time on the earlier of (i) the first day of the calendar month following the redemption of the last shares of the Redeemable Preferred Stock of Buyer issued by Evergreen Resources, Inc. to Apache Canyon Gas, L.L.C. on September __, 2000, or (ii) January 1, 2003 (the "Termination Time").

Upon termination of the Production Payment, all rights, titles and interests herein reserved shall automatically terminate and vest in Grantee and Grantor shall execute and deliver such instrument or instruments as may be necessary to evidence the discharge and termination of the Production Payment. In the event any individual Subject Interest (or portion thereof, as applicable) should expire before the Termination Time and not be extended, renewed or replaced, the Production Payment no longer shall apply to that particular Subject Interest (or such portion thereof, as applicable), but the Production Payment shall remain in full force and effect and undiminished as to all remaining Subject Interests (and the remainder portion of such Subject Interest, as applicable).

     Section 1.3. DELIVERY TO GRANTEE. The Production Payment Hydrocarbons shall be delivered into the facilities of the First Transporter, to be marketed in accordance with Section 1.9, below. As between Grantee and Grantor, Grantee shall be in exclusive control and possession of the Production Payment Hydrocarbons deliverable hereunder and responsible for any loss, damage or injury caused thereby (except for physical losses of Hydrocarbons, which shall be considered as Deductible Operating Expenses) until the same shall have been delivered at the Delivery Point.

     Section 1.4. CERTAIN LIMITATIONS. The Production Payment shall be subject to the following provisions:

--------------------------------------------------------------------------------
EXHIBIT C                                                          Page 14 of 18

     A. Grantor shall look solely to the Production Payment Hydrocarbons for satisfaction and discharge of the Production Payment, and Grantee shall not be personally liable for the payment and discharge thereof. However, the foregoing provision shall not relieve Grantee of the obligation to respond in damages for any breach of any of the provisions hereof.

     B. There shall not be included in the Production Payment Hydrocarbons any Lease Use Hydrocarbons or Non-Consent Hydrocarbons; however, Grantee shall not, without the consent of Grantor, use Hydrocarbons allocable to the Subject Interests for the purpose of gas injection, secondary or tertiary recovery, pressure maintenance, repressuring or cycling operations.

     Section 1.5. MEASUREMENT. Measurement of the volume and Btu content of Production Payment Hydrocarbons delivered hereunder shall be made at the existing metering points. Measurement of Gas shall be as determined as provided in the First Transporter's transportation agreements and/or published tariffs. The last previous measurement of Btu Content of Gas under the applicable transportation agreement between Grantee and the First Transporter (corrected, if necessary, to an actual water vapor content basis), shall be deemed to be the Btu Content for all Gas delivered from that measurement date or adjustment relating to Btu Content.

     Section 1.6. ROYALTIES; TAXES. Grantor shall bear 18.64% of all royalties and other burdens on production existing and affecting the Subject Interests as of the Effective Time of the Assignment. The Production Payment shall be free of (and without deduction therefrom of) any and all royalties and other burdens on production created after the Effective Time of the Assignment and shall bear no part of same; Grantee's leasehold interest shall be burdened with all such royalties and other burdens on production created after the Effective Time, and Grantee shall defend, indemnify and hold Grantor harmless from and against any loss or claim with respect to any such royalties and other burdens on production or any claim by the owners or holders of such royalties and other burdens on production. Notwithstanding the foregoing, to the extent that Grantee holds the underlying royalty, mineral or reversionary interest, with respect to any of the Leases, such interests are included in Production Payment Hydrocarbons and no deduction for such interest is permitted. Grantor shall bear and pay all Taxes with respect to the Production Payment, and the Production Payment Hydrocarbons.

     Section 1.7. ASSIGNMENT BY GRANTEE. During the term of the Production Payment, Grantee shall not assign, sell, convey or otherwise transfer Grantee's remaining interests in the Subject Interests or any part thereof unless Grantor expressly consents thereto in writing, and the transferee expressly agrees to assume and perform all of Grantee's obligations under this reservation of Production Payment and such sale, transfer or assignment is made and accepted expressly subject and subordinate to the Production Payment. Any purported assignment, sale, conveyance or other transfer in contravention of the foregoing terms shall be null and void.

     Section 1.8. PROTECTION TO PURCHASERS. No pipeline company or other person purchasing or taking or processing Production Payment Hydrocarbons shall be required to take notice of, or to keep informed concerning, termination of the Production Payment, until actual receipt of written notice from Grantor advising such company or person of such termination.

--------------------------------------------------------------------------------
EXHIBIT C                                                          Page 15 of 18

     Section 1.9. MARKETING OBLIGATION. Except as provided in the next sentence, Assignee has the obligation to sell Gas on the same basis as Assignee sells its Hydrocarbons; Assignee, for this purpose, is considered as including any affiliate, parent, or subsidiary of Assignee, and any entity of which Assignee owns 10% or more of the voting or beneficial interest. Notwithstanding the foregoing sentence, Assignee shall deliver, out of first production of Production Payment Hydrocarbons to NTGS, LLC, at the Forgan delivery point on the Colorado Interstate Gas Company (or successor) pipeline, as provided for in Exhibit "A", dated January 31, 2000, to the Gas Purchase and Sale Contract dated April 1, 1996, Contract Number PUR00737, by and between NTGS, LLC and Assignor. The amount of Gas to be delivered hereunder shall be the minimum amount necessary to comply with such NTGS contract; the balance of the Production Payment Hydrocarbons shall be marketed as provided in the first sentence. By such delivery, Buyer does not assume any obligation to NTGS, LLC arising under said NTGS contract. Grantee has the obligation to sell gas out of which Grantor's Production Payment Hydrocarbons are allocated on the same basis as Grantee sells its Hydrocarbons; Grantee, for this purpose, being considered as including any affiliate, parent, or subsidiary of Grantee, and any entity of which Grantee owns 10% or more of the voting or beneficial interest.

     Section 1.10. SUCCESSORS AND ASSIGNS. The provisions and conditions of the Production Payment retained in this Assignment shall run with the land and the respective interests of Grantee and Grantor and (subject to the foregoing restrictions in Section 1.7) shall be binding upon and inure to the benefit of Grantee and Grantor and their respective successors and assigns. All references herein to either Grantee or Grantor shall include their respective successors and assigns.

                                   ARTICLE II
                                   DEFINITIONS

     As used herein and in the exhibits hereto, the following terms shall have the respective meanings ascribed to them below:

     "British Thermal Unit" or "Btu" means the amount of energy required to raise the temperature of one (1) pound of pure water one degree Fahrenheit (1DEG.F.) From fifty-nine degrees Fahrenheit (59DEG.F). To sixty degrees Fahrenheit (60DEG.F.) under a constant pressure of 14.73 pounds per square inch absolute.

     "Btu Content" means the Btu content determined on an actual water vapor content basis.

     "Deductible Operating Expenses" means 18.64% of 8/8ths of those costs incurred after the Effective Time but before the Termination Time with respect to the operation of the Leases and Lands but excluding costs incurred in the drilling, completing, equipping, reworking or other capital costs related to wells on the Leases or Lands but including direct cost and expenses incurred in production, gathering, operating, dehydration, treating, compressing, transporting, handling and delivery of Hydrocarbons to the Delivery Point.

     "Delivery Point" means the point or points in or near the field where the Hydrocarbon is customarily delivered to the purchasers thereof.

--------------------------------------------------------------------------------
EXHIBIT C                                                          Page 16 of 18

     "First Transporter" means the first interstate or intrastate pipeline downstream of the Delivery Point.

     "Gas" means natural gas and other gaseous hydrocarbons.

     "Hydrocarbons" means Oil and Gas.

     "Lands" mean all interest of Grantor in, or under the lands described in Exhibit A and acquired in the Special Warranty Deed, Assignment and Bill of Sale, including, without limitation, mineral interests, surface use rights, easements, rights-of-way, reversionary interests, leasehold and royalty interests.

     "Lease" means an oil and gas lease described, referred to or identified in Exhibit A, together with any renewal or extension of such lease, and any lease taken by or on behalf of Grantee taken or effective before the Termination Time and covering all or any part of the Lands covered by and Lease conveyed in this Assignment.

     "Lease Use Hydrocarbons" means any Hydrocarbons which are unavoidably lost in the production thereof or used by Grantee in conformity with good oil field practices on the Leases or any unit to which the Leases are committed, or off lease or off unit, for drilling, and production operations, including off lease compression operations, conducted prudently and in good faith for the purpose of producing Hydrocarbons from the Leases or from any unit to which the Leases are committed, but only for so long as such Hydrocarbons are so used.

     "MMBtu" means 1,000,000 British Thermal Units.

     "Non-Consent Hydrocarbons" means all hydrocarbons produced during the applicable period of recoupment or reimbursement from a subject well as to which Grantee is a Non-Consenting party and which hydrocarbons are dedicated to the recoupment or reimbursement of costs and expenses of the consenting party or parties by the terms of the applicable existing third-party operating agreement, unit agreement, contract for development, or other instrument providing for such non-consent operations, provided such agreement, contract or instrument qualifies as a Permitted Encumbrance, and provided that Grantee's election not to participate in such operations is made in good faith.

     "Production Payment Hydrocarbons" shall mean the Hydrocarbons attributable to the limited royalty in the Subject Interests reserved unto Grantor pursuant to this Assignment and Bill of Sale.

     "Subject Interests" or "Subject Interest" means the Leases and Lands and the production therefrom, together with any pooled, communitized or unitized acreage by virtue of any Lease or Lands being a part thereof, including all production from the pool, communitized area or unit and all interests in any wells, whether now existing or drilled hereafter, on any such Lease or Lands or within any such pool, communitized area or unit, including, without limitation, those wells described in Exhibit A, all as said interests shall be enlarged by the discharge of any burdens or by the removal

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EXHIBIT C                                                          Page 17 of 18
of any charges or encumbrances to which any of the same may be subject at the Effective Time, and any and all renewals and extensions of any of the same, and expressly excluding any additional interests in the Leases (or the production therefrom) acquired by Grantee after the Effective Time but before the Termination Time.

     "Taxes" means all ad valorem, property, occupation, gathering, pipeline regulating, windfall profit, severance, gross production, excise and other taxes and governmental charges and assessments imposed on the Subject Interests or the Production Payment, including the Production Payment Hydrocarbons, other than income taxes.

     "Termination Time" is defined in Section 1.03 hereof.


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EXHIBIT C                                                          Page 18 of 18

                                    EXHIBIT D
                                 EXCLUDED ASSETS

     All assets not pertaining to the Subject Interests identified in Exhibit A/A-1.

     All Excluded Assets, as defined in Section 1.12 of the Agreement.

     The eight-inch gathering line crossing the southwest portion of the Wet Canyon tract, as described in Exhibit A/A-1, Part II.

     Easement Agreement dated September 24, 1996, by and between Trinidad Railway, Inc. and Apache Canyon Gas, L.L.C.

     Material Contracts, described in Exhibit E, to the extent that such contracts pertain to other Excluded Assets.

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EXHIBIT D                                                            Page 1 of 1

                                    EXHIBIT E
                               MATERIAL CONTRACTS

PART I - Agreements pertinent to Subject Interests received from Meridian Oil, Inc.

Transportation Agreements

1. Picketwire Lateral - Letter Agreement dated May 17, 1994, by and between Meridian Oil Inc. and Colorado Interstate Gas Company ("CIG"), but only as it pertains to CIG contracts no. 33160000 and 33195000. (assignment of this agreement is subject to CIG's tariff terms and conditions)..

     The above agreement is subject to that certain Assignment of Firm Capacity Rights dated as of August 1, 1995, by and between Meridian Oil Inc. and CNG Energy Services.

Gas Purchase Contract

Equipment Leases

1. Compressor Lease, Unit #404724, with Compressor Systems Inc., dated March 22, 2000 (Rita) (assignment of this agreement requires the prior written consent of CSI).

2. Compressor Lease (Rita booster compressor), Unit #40-7345, with Compressor Systems Inc., dated August 15, 2000 (Rita) (assignment of this agreement requires the prior written consent of CSI).

Other Agreements

1. Electric Service Agreement, WO#98-1409, with San Isabell Electric Association, Inc. (Rita)

2. Purchase and Sale Agreement dated December 22, 1995, between Meridian Oil Inc., as Seller, and Stroud Oil Properties, as Buyer, and all closing documents. (Rita)

3.   Surface Damages Division Order-Hill Lease, dated July 6, 1998.

PART II - Agreements pertinent to Subject Interests received from TBI Production Company (Primero Tract)

1. Electric Service Agreement, WO#96-1963, with San Isabell Electric Association, Inc.

2.   Surface Damage Agreement, dated May 2, 1997, with Primero Ranch Company.

3.   Surface Use Agreement, dated January 31, 2000, with Joseph Wojteczko.

4. Purchase and Sale Agreement dated July 12, 1996, between TBI Production Company, as Seller, and Apache Canyon Gas LLC, as Buyer.


--------------------------------------------------------------------------------
EXHIBIT E                                                            Page 1 of 3

5.   Surface Use Agreement, dated July 13, 1997, with Kevin E. Smokowski.

AGREEMENTS PERTINENT TO SUBJECT INTERESTS REFERENCED IN PART I AND PART II

1. Operating Agreement dated January 1, 1996, by and between Stroud Oil Properties, Inc., as Operator, and Apache Canyon Gas, L.L.C. as non-operator, under which KLT Gas Inc. assumed the obligations and rights as Operator as of May 1, 1999.

2. Contract Operator Agreement dated December, 1999, but effective as of May 1, 1999, between GeoMet Operating Company, Inc. and KLT Gas Inc., as it pertains to the Subject Interests KLT Gas Inc. has given notice of termination of this agreement. (assignment of this agreement requires the consent of GeoMet).

3. Standard Gas Compressor Equipment Master Rental and Service Agreement, RS-000419, dated June 11, 1999, between Compressor Systems Inc. ("CSI") and Apache Canyon Gas, L.L.C., as it pertains to compressors located on the Rita and Primero tracts. (assignment of this agreement requires the consent of CSI).

4. Gas Purchase Agreement between Apache Canyon Gas, L.L.C. and Vermejo Minerals Corporation, dated May 21, 1999, terminating effective as of September 23, 2000.

5. Interruptible Transportation Service Agreement, Rate Schedule TI-1, Contract No. 36088000, dated March 1, 1996, as amended, by and between Colorado Interstate Gas Company and Apache Canyon Gas, L.L.C. (assignment of this agreement is subject to CIG's tariff terms and conditions).

6. Operational Balancing Agreement, Contract No. 51052000, dated June 1, 1996, by and between Colorado Interstate Gas Company and Apache Canyon Gas, L.L.C., as it pertains to CIG contract nos. 33160000, 33195000 and 36088000. (assignment of this agreement is subject to CIG's tariff terms and conditions).

7. Firm Transportation Agreement, Rate TF-1, Contract No. 33160000, dated September 1, 1998, by and between Colorado Interstate Gas Company and Apache Canyon Gas, L.L.C.

8. Letter Agreement dated May 12, 1997, with Amoco, granting the right to cross Amoco's Picketwire 8-inch steel sales line, as it pertains to the Subject Interests.

9. Firm Transportation Service Agreement, Rate Schedule TF-1, Contract No. 33195000, dated November 1, 1998, by and between Colorado Interstate Gas Company and Apache Canyon Gas, L.L.C.

10. Gas Purchase Agreement between NGTS, LLC and Apache Canyon Gas, L.L.C. as it pertains to the Subject Interests but EXCLUDING any hedges contracted thereunder, (assignment of this agreement is subject to the consent of NGTS).

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EXHIBIT E                                                            Page 2 of 3

WESTON

1. Purchase and Sale Agreement dated July 12, 1996, between TBI Production Company, as Seller, and Apache Canyon Gas LLC, as Buyer.

2. Purchase and Sale Agreement dated December 22, 1995, between Meridian Oil Inc., as Seller, and Stroud Oil Properties, as Buyer, and all closing documents.


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EXHIBIT E                                                            Page 3 of 3

                                    EXHIBIT F
                        AGREEMENT REGARDING WATER PERMITS







--------------------------------------------------------------------------------
EXHIBIT F                                                            Page 1 of 1

                                    EXHIBIT G
                    AGENCY AGREEMENT FOR SPECIAL USE PERMITS




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EXHIBIT G                                                            Page 1 of 1

                                    EXHIBIT H
               PERMITTED ENCUMBRANCES / CONTRACTS WITH AFFILIATES

1. Operating Agreement dated January 1, 1996, by and between Stroud Oil Properties, Inc., as Operator, and Apache Canyon Gas, L.L.C., as non-operator, under which KLT Gas Inc. assumed the obligations and rights as Operator as of May 1, 1999.




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EXHIBIT H                                                            Page 1 of 1

                                    EXHIBIT I
                            PREFERRED STOCK AGREEMENT


                    AMENDMENT TO STATE TERMS OF SERIES SHARES
                                       OF
                       SERIES A REDEEMABLE PREFERRED STOCK
                                       OF
                            EVERGREEN RESOURCES, INC.
                               September ___, 2000


                      Pursuant to Section 7-106-102 of the
                        Colorado Business Corporation Act

     Evergreen Resources, Inc. (the "CORPORATION"), a corporation organized and existing under the Colorado Business Corporation Act, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation by Article 4.2 of its Amended and Restated Articles of Incorporation (hereinafter referred to as the "ARTICLES OF INCORPORATION"), and pursuant to the provisions of Section 7-106-102 of the Colorado Business Corporation Act, the Board of Directors, by unanimous written consent dated as of September 12, 2000, duly approved and adopted the following resolution (the "RESOLUTION"):

     RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation by ARTICLE 4.2 of its Articles of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of Series A Redeemable Preferred Stock, $1.00 par value, with a liquidation preference of $1,000 per share, consisting of ONE HUNDRED THOUSAND (100,000) shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Articles of Incorporation and in this Resolution as follows:

     1. NUMBER OF SHARES. The shares of the initial series of preferred stock shall be designated "Series A Redeemable Preferred Stock" (the "PREFERRED STOCK"), and the number of shares of the Preferred Stock which may be issued shall be ONE HUNDRED THOUSAND (100,000).

     2. PREFERRED STOCK. The designations, preferences, limitations, relative rights and privileges in respect of the Preferred Stock are as follows:

     2.1  DIVIDENDS.

          2.1.1 The holders of Preferred Stock shall be entitled to receive monthly dividends, out of funds legally available therefor, accruing daily at a rate per share (the "DIVIDEND RATE") equal to (a) prior to December 31, 2000, $95 per annum per share, (b) after December 31, 2000, and until March 31, 2001, $215 per annum per share and (c) after March 31, 2001, $275 per annum per share, (said dividends to be appropriately adjusted for stock divisions, dividends, combinations,

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EXHIBIT I                                                            Page 2 of 9
recapitalizations and reclassifications). Such dividends shall be fully cumulative, prior and in preference to any declaration or payment of any dividend or other distribution on any other class or series of capital stock of the Corporation but shall be payable only when, as and if declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends. Payments of dividends shall be made in arrears, provided, however, that all accrued but unpaid dividends on the Preferred Stock must be paid, in arrears, in cash, before payment of any cash dividends on any other series or class of capital stock of the Corporation.

     Monthly dividend periods (each a "MONTHLY DIVIDEND PERIOD") shall commence on the first day of each month, in each year, except that the first Monthly Dividend Period shall commence on September 1, 2000, and shall end on and include the day immediately preceding the first day of the next Monthly Dividend Period. Dividends on the shares of Preferred Stock shall be payable on the last day of each month (a "DIVIDEND PAYMENT DATE"), commencing October 31, 2000; provided, however, that no obligation to pay a dividend shall exist until such dividends are declared by the Board of Directors. Each such dividend shall be paid to the holders of record of the Preferred Stock as they shall appear on the stock register of the Corporation on such record date, not exceeding thirty (30) days preceding such Dividend Payment Date, as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

     If, on any Dividend Payment Date, all accrued and unpaid dividends provided for in this SECTION 2.1 are not paid to the holders of the Preferred Stock (whether declared or undeclared), then such dividends shall cumulate with additional dividends thereon, compounded monthly, at the dividend rate applicable to the Preferred Stock as provided in this SECTION 2.1, for each succeeding full Monthly Dividend Period during which such dividends shall remain unpaid.

     Notwithstanding anything to the contrary in this Resolution, in the event any redemption or liquidation occurs as of a date other than on a Dividend Payment Date, the holder of Preferred Stock shall be paid, out of funds legally available therefor, a pro rata dividend equal to the dividend payable for that Monthly Dividend Period multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last Dividend Payment Date and the denominator of which is the number of days in the Monthly Dividend Period in which the redemption or liquidation occurs. For this purpose, and all other calculations of dividends hereunder, each year shall be deemed to consist of 360 days.

     2.1.2 The amount of any dividends accrued on any share of the Preferred Stock on any Dividend Payment Date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such Dividend Payment Date, whether or not earned or declared. The amount of dividends accrued on any share of the Preferred Stock on any date other than a Dividend Payment Date shall be deemed to be the sum of (i) the amount of any unpaid dividends accumulated thereon to and including the last preceding Dividend Payment Date, whether or not earned or declared, and (ii) an amount determined by multiplying
(x) the dividend payable for the Monthly Dividend Period during which such date falls by (y) a fraction, the numerator of which shall be the number of days from the last preceding Dividend Payment Date to and including the date on which such calculation is made and the denominator of which shall be the full number of days in such Monthly Dividend Period.

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EXHIBIT I                                                            Page 3 of 9

     2.1.3 Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Preferred Stock (other than a purchase or acquisition of Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend in cash on the Preferred Stock payable on the distribution date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date.

     2.1.4 Except as provided under SUBSECTION 2.1.5, the Corporation shall not declare or pay any dividend or make any other distribution on any shares of Parity Stock or Junior Stock (other than dividends payable in Parity Stock or Junior Stock, as the case may be, to holders thereof) or purchase, redeem or otherwise acquire for consideration any shares of Parity Stock or Junior Stock, unless all aggregate accrued dividends on all outstanding shares of Preferred Stock shall have been paid for all past periods.

     2.1.5 If any dividends shall have been declared but not paid in full or funds set apart for payment in full on the payment date for such dividends on the outstanding shares of the Preferred Stock and any Parity Stock that is equal in rank as to dividends, then, to the extent any dividends are thereafter paid or set apart for payment on the outstanding shares of the Preferred Stock or such Parity Stock, the money for such payment or so set aside shall be shared ratably by the holders of the outstanding shares of the Preferred Stock and the holders of the outstanding Parity Stock in proportion to the respective unpaid dividends.

     2.2  VOTING RIGHTS.

          2.2.1 The holders of Preferred Stock shall have no voting rights whatsoever, except as set forth below in SUBSECTIONS 2.2.2 AND 2.2.3 or as otherwise existing under applicable law.

          2.2.2 So long as any shares of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the shares of Preferred Stock then outstanding, voting as a separate class, take any action to:

               2.2.2.1 approve an agreement or plan of merger or consolidation or conversion under which the Corporation is to merge or consolidate with or into any other corporation or convert into any other business entity, if such merger, consolidation or conversion would require the approval of the holders of the Common Stock under applicable state law or the rules of the New York Stock Exchange, Inc.;

               2.2.2.2 approve any sale or transfer of all or substantially all of the assets of the Corporation;

               2.2.2.3 create, authorize or issue any share of any series or class of Prior Stock or Parity Stock, including the issuance of any debt securities, stock or other security convertible into any class or series of Prior Stock or Parity Stock;

               2.2.2.4 repurchase, redeem or retire any shares of Preferred Stock or Parity Stock except pursuant to any provision of this Resolution;

--------------------------------------------------------------------------------
EXHIBIT I                                                           Page 4 of 9

               2.2.2.5 repurchase, redeem or retire any shares of Common Stock or Junior Stock;

               2.2.2.6 amend, alter or repeal any of the provisions of the Articles of Incorporation or this Resolution, if such amendment, alteration or repeal would adversely affect any privilege, preference, right or power of the Preferred Stock or the holders thereof;

               2.2.2.7 increase or decrease the authorized number of shares of Preferred Stock;

               2.2.2.8 authorize or pay any dividend or other distribution (other than dividends payable to the holders of Preferred Stock as contemplated by SUBSECTION 2.1.1 with respect to the Preferred Stock or the Common Stock; or

               2.2.2.9 incur any Indebtedness other than pursuant to the Current Bank Facility; PROVIDED, HOWEVER, that the Corporation shall be permitted, at its option, to increase its Indebtedness under the Current Bank Facility to up to an aggregate of $200,000,0000 without the approval of the holders of the Preferred Stock as provided herein.

          2.2.3 In addition to the special voting rights provided in SUBSECTIONS
2.2.2 above, the holders of the Preferred Stock shall also have the right to vote as a separate class on any matter if required by the Colorado Business Corporation Act or any successor statute.

     2.3  LIQUIDATION RIGHTS.

          2.3.1 In the event of a Liquidation, the holders of Preferred Stock shall be entitled to receive, out of the assets of the Corporation legally available for distribution to stockholders and before any payment shall be made or any assets distributed to the holders of Junior Stock, an amount per share equal to the sum in cash of (i) $1,000 (the "LIQUIDATION PREFERENCE"), plus (ii) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid, whether or not declared or earned, as of the date of the final distribution to the holders of the Preferred Stock. If the Corporation at any time after the Issuance Date effects a subdivision of the outstanding Preferred Stock, the Liquidation Preference for the Preferred Stock in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time after the Issuance Date effects a combination of the Preferred Stock, the Liquidation Preference for the Preferred Stock in effect immediately before the combination shall be proportionately increased. Any such adjustment to the Liquidation Preference shall become effective at the time the subdivision or combination becomes effective.

          2.3.2 After payment to the holders of Preferred Stock of the amounts set forth in SUBSECTION 2.3.1 above and the simultaneous payment of all amounts owning to holders of Parity Stock, if any, the remaining assets of the Corporation shall first be distributed to the holders of all Junior Stock in accordance with the Articles of Incorporation, and then the holders of the Corporation's Common Stock shall be entitled to share in all of the remaining assets and funds of the Corporation ratably in proportion to the number of shares of Common Stock then outstanding.

--------------------------------------------------------------------------------
EXHIBIT I                                                            Page 5 of 9

          2.3.3 If, upon any Liquidation, the assets to be distributed among the holders of Preferred Stock and any Parity Stock that is of equal rank as to distributions of assets shall be insufficient to permit payment to such holders of the full amounts to which they shall be entitled, the holders of Preferred Stock and such Parity Stock shall share ratably in any such distribution of assets in accordance with the percentage which would be payable if all such amounts were paid in full.

          2.3.4 The Corporation shall provide written notice to each holder of Preferred Stock at least 20 days prior to any event of Liquidation or a Change of Control.

          2.3.5 For purposes of this SECTION 2.3, the holders of a majority of the Preferred Stock may elect to have treated as a Liquidation: (i) the consolidation or merger of the Corporation with or into any other corporation or any other reorganization of the Corporation, unless the stockholders of the Corporation immediately prior to any such transaction are holders of a majority of the voting securities of the surviving or acquiring corporation immediately thereafter (and for purposes of this calculation equity securities which any stockholder or the Corporation owned immediately prior to such merger or consolidation as a stockholder of another party to the transaction shall be disregarded); or (ii) the sale or other transfer in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation.

     2.4  REDEMPTION.

          2.4.1 OPTIONAL REDEMPTION. The Corporation may, by written notice to holders of the Preferred Stock, redeem all such shares for an amount per share equal to (x) the Liquidation Preference, plus (y) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid whether or not declared or earned (including any dividends therein calculated through the date of redemption). Such notices shall specify the date of the redemption, which shall be not more than five business days after receipt of the notice.

          2.4.2 MANDATORY REDEMPTION AT ELECTION OF PREFERRED STOCK. From and after the earlier of (i) June 30, 2001 and (ii) consummation of an Approved Offering, the Corporation shall be obligated to redeem and shall promptly redeem all of the shares of Preferred Stock, upon written request by the holders of a majority of the issued and outstanding shares of Preferred Stock, for an amount per share equal to (x) the Liquidation Preference, plus (y) on a per share basis, an amount equal to all dividends, if any, accumulated and unpaid, whether or not declared or earned (including any dividends thereon calculated through the date of redemption) (the "MANDATORY REDEMPTION OBLIGATION"). Payment in full of the Mandatory Redemption Obligation shall be due and payable within five business days of receipt of the redemption request.

          2.4.3 FAILURE TO MAKE PAYMENT. If and so long as the Mandatory Redemption Obligation with respect to Preferred Stock shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distributions on, or purchase, redeem or retire, or satisfy any mandatory or optional redemption, sinking fund or other similar obligation in respect of, any Parity Stock or Junior Stock or warrants, rights or options exercisable for any such Parity Stock or Junior Stock (other than dividends or distributions payable in a particular class or series of such Parity Stock or Junior Stock, as the case may be, to holders thereof), except that the Corporation may redeem Parity Stock that is also subject to mandatory redemption provisions at


--------------------------------------------------------------------------------
EXHIBIT I Page 6 of 9 such time on a pro rata basis with any required redemption of the Preferred Stock based on the relative required redemption payment amounts.

     2.5 CERTAIN DEFINITIONS. For purposes of this Resolution, the following terms have the following meanings:

          "APPROVED OFFERING" shall mean the consummation of an underwritten public offering of Common Stock of the Corporation pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (or any successor provision), with a concurrent listing on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq Stock Market, Inc. that results in gross proceeds to the Corporation (before deduction of underwriting discounts and expenses of sale) of not less than $20,000,000.

          "COMMON STOCK" shall mean, the common stock, no par value, of the Corporation.

          "CURRENT BANK FACILITY" shall mean the First Amendment to Amended and Restated Credit Agreement dated effective as of September 15, 2000 by and among Hibernia National Bank, BNP-Paribas, Wells Fargo Bank Texas, NA, Bank One, NA, Fleet National Bank, Bank of Scotland and the Corporation, as amended from time to time.

          "ISSUANCE DATE" shall mean the actual initial date of issuance of the Preferred Stock.

          "INDEBTEDNESS" shall mean with respect to any person, without duplication, (i) all liabilities of such person for borrowed money (including overdrafts), excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (iii) all Indebtedness referred to in clauses (i) and (ii) above of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness, (iv) all guaranteed debt of such person, (v) all redeemable capital stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (vi) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (v) above.

          "JUNIOR STOCK" shall mean all Common Stock and all other shares of stock of any other class of the Corporation, whether or not presently authorized, ranking as to redemption, payment of dividends or distribution of assets junior to the Preferred Stock.

          "LIQUIDATION" shall mean any voluntary and involuntary liquidation, dissolution or winding up of the Corporation (including without limitation a liquidation or reorganization


--------------------------------------------------------------------------------
EXHIBIT I Page 7 of 9 under Chapter 11 of the United States Bankruptcy Code, as amended and as may hereinafter be amended).

          "PARITY STOCK" shall mean all stock of the Corporation, whether or not presently authorized, ranking, as to redemption, payment of dividends or distribution of assets, on a parity with the Preferred Stock.

          "PRIOR STOCK" shall mean all stock of the Corporation ranking, as to redemption, conversion, payment of dividends or distribution of assets, prior to the Preferred Stock.

     2.6 PROHIBITION AGAINST REISSUANCE OF SHARES OF PREFERRED STOCK. Any shares of Preferred Stock that are repurchased or otherwise acquired by the Corporation may not be reissued by the Corporation.

      [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY; SIGNATURE PAGE FOLLOWS]


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EXHIBIT I                                                            Page 8 of 9

     IN WITNESS WHEREOF, and in accordance with Section 7-106-102 of the Colorado Business Corporation Act, the undersigned has executed this Amendment to State Terms of Series Shares as of the date first above written.


                                       EVERGREEN RESOURCES, INC.


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------





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EXHIBIT I                                                            Page 9 of 9

                                    EXHIBIT J
                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "AGREEMENT") is entered into effective as of September __, 2000, by and between Evergreen Resources, Inc., a Colorado corporation (the "COMPANY") and Apache Canyon Gas, LLC, a Delaware limited liability company ("ACG").

                              W I T N E S S E T H:

     WHEREAS, in connection with the Agreement for Purchase and Sale dated as of September ___, 2000, as may be subsequently amended, modified, supplemented or restated (the "Purchase and Sale Agreement") by and between the Company and ACG, ACG has agreed to purchase certain shares of the common stock, no par value, of the Company.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "COMMON STOCK" shall mean the Company's common stock, no par value, as authorized on the date of this Agreement or class of common stock issued in exchange therefor.

          (b) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (c) "HOLDER" shall mean a holder of Registrable Shares provided that anyone who acquires any Registrable Shares in a distribution pursuant to a Registration Statement filed by the Company under the Securities Act shall not thereby be deemed to be a Holder.

          (d)  "INDEMNIFIED PARTY" has the meaning set forth in Section 6.3.

          (e)  "INDEMNIFYING PARTY" has the meaning set forth in Section 6.3.

          (f)  "NASD" means the National Association of Securities Dealers, Inc.

          (g) "PERSON" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an estate, an unincorporated organization, a government or any agency or political subdivision thereof.

          (h) "REGISTRATION EXPENSES" means all expenses (excluding underwriters' discounts and commissions, and excluding expenses of special counsel for any Holders selling Registrable

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EXHIBIT J                                                           Page 1 of 11

     Shares in excess of $15,000) incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees with respect to filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Shares), messenger, telephone and delivery expenses, costs of printing prospectuses, fees and expenses of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), the fees and expenses of counsel for the Company, and the fees and expenses of the legal counsel of the Holders selling Registrable Shares up to $15,000.

          (i) "REGISTRABLE SHARES" shall mean the number of shares of Common Stock purchased by ACG from the Company pursuant to Section 3.1(a) of the Purchase and Sale Agreement, as well as the shares of Common Stock issuable pursuant to Section 3.1(c) of the Purchase and Sale Agreement, if such shares are in fact subsequently issued pursuant thereto.

          (j) "REGISTRATION STATEMENT" means any registration statement of the Company which includes any of the Registrable Shares pursuant to this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement.

          (k) "RULE 144" means Rule 144 promulgated under the Securities Act or any successor provision.

          (l) "SEC" means the United States Securities and Exchange Commission or any similar agency then having the authority to enforce the Exchange Act or the Securities Act.

          (m) "SECTION 6.1 INDEMNITEE" has the meaning set forth in Section 6.1 hereof.

          (n) "SECTION 6.2 INDEMNITEE" has the meaning set forth in Section 6.2 hereof.

          (o) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     2.   REGISTRATION UNDER SECURITIES ACT; DEMAND REGISTRATION.

          2.1. DEMAND FOR REGISTRATION. Subject to the terms of this Section 2, on or after April 1, 2001, ACG may request by written notice that the Company effect the registration (the "INITIAL DEMAND REGISTRATION DATE") under the Securities Act of all or any portion of the Registrable Shares. Upon receipt of such request, the Company shall use its commercially reasonable efforts to (A) file within 45 days all documentation with the SEC necessary to effect such registration, and (B) promptly effect such registration; PROVIDED, HOWEVER, that if the Company shall furnish to ACG a certificate signed by the President of the Company stating that in his good faith judgment it would be detrimental to the Company for such registration statement to be filed at the date filing would be

--------------------------------------------------------------------------------
EXHIBIT J                                                           Page 2 of 11
required hereunder and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than 45 days within which to file such registration (PROVIDED, FURTHER, that such filing may not be deferred for more than a total of 45 days during any six-month period).

          2.2. LIMITATIONS ON COMPANY'S OBLIGATION. Except as set forth below, the Company is obligated to effect only one (1) registration pursuant to this
Section 2, and thereafter the Company shall have no obligation to include any Registrable Shares in any registration pursuant to this Section 2; PROVIDED, HOWEVER, that any registration proceeding begun pursuant to this Section 2 that is subsequently withdrawn at the request of ACG shall not count as the one (1) registration which ACG has the right to cause the Company to effect pursuant to this Section.

     3.   REGISTRATION UNDER THE SECURITIES ACT; PIGGY-BACK REGISTRATION.

          3.1. PIGGY-BACK REGISTRATION. If at any time the Company proposes to register on its own initiative any of its capital stock under the Securities Act in connection with the public offering of such securities on a form and in a manner that would permit registration of Shares for sale to the public under the Securities Act, then:

               (a) the Company shall notify ACG of its intention to effect such a registration at least 10 days prior to the proposed filing of a Registration Statement in connection therewith;

               (b) the Company shall offer ACG the opportunity to include in such registration all or such lesser amount of such ACG's Registrable Shares. Upon the request of ACG given in writing within 10 days after receipt of the notice described under Section 3.1(a) above, the Company, subject to the provisions of Section 3.1(c), shall cause the Registrable Shares specified by ACG to be included in the Registration Statement; and

               (c) if the registration of which the Company gives written notice under Section 3.1(a) above involves an underwriting, the Company shall use its reasonable efforts to cause the managing underwriters of the proposed underwritten offering to permit ACG to include the Registrable Shares in the underwriting on the same terms and conditions as are applicable to the securities of the Company included therein.

          3.2. UNDERWRITTEN OFFER. If the registration of which the Company gives written notice under Section 3.1(a) involves an underwriting, the Company shall so advise in such written notice. In such event the right of ACG to registration pursuant to Section 3.1 hereof shall be conditioned upon such ACG's participation in such underwriting and the inclusion of such ACG's Registrable Shares in such underwriting, subject to the provisions of Section 3.1(c). ACG shall together with the Company shall participate in the underwriting by entering, at the request of the underwriter or underwriters selected for such underwriting by the Company, into an underwriting agreement in their customary form.

     4.   FILING OBLIGATIONS OF THE COMPANY.

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EXHIBIT J                                                           Page 3 of 11

          In connection with any registration of the Registrable Shares effected pursuant to Sections 2 or 3, the Company shall:

          (a) prepare and file the Registration Statement and such amendments and supplements to the Registration Statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement current and effective until such time as all of such Registrable Shares covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but, in no event for a period of more than eighteen (18) months after such Registration Statement becomes effective, and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all the Registrable Shares covered by the Registration Statement for the period required to effect the distribution thereof, and to use its best efforts to make any corrections or updates to the registration statement or prospectus as promptly as practicable;

          (b) furnish to ACG such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the Securities Act and rules and regulations thereunder, and each amendment and supplement thereto, and such other documents as ACG may reasonably request in order to facilitate the disposition of such securities;

          (c) use its best efforts to register or qualify the Registrable Shares covered by the registration statement under the securities or blue sky laws of such jurisdictions of the United States (including territories and commonwealths thereof) as ACG may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sales in such jurisdictions of such Registrable Shares; PROVIDED, HOWEVER, that the Company shall not be required to keep such registration or qualification in effect for a period of more than eighteen (18) months after such registration or qualification becomes effective; and PROVIDED FURTHER, that the Company shall not be required to consent to general service of process for all purposes, or to qualify as a foreign corporation, in any jurisdiction where it is not then qualified or to register or qualify the Registrable Shares covered by such registration statement in any jurisdiction which would require the Company to amend its Articles of Incorporation or Bylaws or covenant or undertake to do any other act or make any other change regarding its capitalization or share ownership prior to the effectiveness of such registration or qualification;

          (d) if such registration is an underwritten offering, enter into an underwriting agreement in form and substance customary under the circumstances;

          (e)  upon request of ACG:

               (i) furnish to ACG a copy, addressed to ACG (and the underwriters, if any), of an opinion of counsel for the Company, dated the effective date of such Registration Statement covering the matters that are customarily covered in opinions of issuer's counsel delivered in similar registrations; and

               (ii) in the event the registration to be effected is underwritten, use commercially

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EXHIBIT J                                                           Page 4 of 11
          reasonable efforts to furnish to ACG a copy, addressed to ACG and the underwriters, of a "comfort" letter, dated the effective date of such Registration Statement, signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in an underwritten offering;

          (f) notify ACG, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in which case ACG shall immediately cease the offer and sale of Registrable Shares pursuant thereto; and at the request of ACG, prepare and furnish to such seller within a commercially reasonable time in light of the specific circumstances (not to exceed 45 days) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (g) apply for listing and use its reasonable efforts to list the Shares, if any, being registered on any national securities exchange on which a class of the Company's equity securities is listed (and to maintain such listing during the pendency of the relevant registration period) or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its reasonable efforts to qualify the Shares, if any, being registered for inclusion on the automated quotation system of the NASD (and to maintain such qualification during the pendency of the relevant registration period); and

          (h) make reasonably available appropriate management-level employees to assist in customary due diligence and marketing activities incident to such registration.

     5. EXPENSES. Except as otherwise provided herein, the Company shall bear and pay all Registration Expenses incurred in effecting a registration under this Agreement.

     6.   INDEMNIFICATION.

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EXHIBIT J                                                           Page 5 of 11

          6.1. INDEMNIFICATION BY THE COMPANY. To the extent permitted by applicable law, the Company will indemnify ACG and each underwriter of the securities so registered and each Person who controls such underwriter, and their respective officers, directors, partners, agents, employees and successors (each a "SECTION 6.1 INDEMNITEE"), against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof), joint or several, to which such Section 6.1 Indemnitee may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such claims, losses, damages, liabilities, fines and penalties arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus included therein, or arise out of or are based upon any omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and will reimburse each such Section 6.1 Indemnitee for (and will make periodic advances to cover) any legal and any other expenses reasonably incurred in connection with investigating or defending any such demand, claim, loss, damage, liability or action promptly after submission of supporting materials with respect to such expenses; PROVIDED, HOWEVER, that the Company shall not be required to indemnify any Section 6.1 Indemnitee for any cost, expense, demand, claim, loss, damage, liability, fine or penalty which arises out of or is based upon any written information provided by any such Section 6.1 Indemnitee expressly for inclusion in the Registration Statement.

          6.2. INDEMNIFICATION BY HOLDER. To the extent permitted by applicable law, ACG will indemnify the Company, each of its officers, directors, employees, agents, successors and controlling persons (within the meaning of Section 15 of the Exchange Act) and each underwriter of the securities so registered and each Person who controls such underwriter (each a "SECTION 6.2 INDEMNITEE"), against all costs, expenses, demands, claims, losses, damages, liabilities, fines and penalties (or actions in respect thereof), joint or several, to which each such Section 6.2 Indemnitee may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon an untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus, or arise out of or are based upon the omission (or alleged omission) to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in any Registration Statement or prospectus in reliance upon and in conformity with written information furnished to the Company by ACG requesting or joining in a registration specifically for use in the preparation thereof; provided, however, that (i) the obligations of ACG hereunder shall be limited to an amount equal to the proceeds of Registrable Shares which ACG received in connection with such registration, and (ii) ACG shall not be required to indemnify any Section 6.2 Indemnitee for any cost, expense, demand, claim, loss, damage, liability, fine or penalty which arises out of or is based upon any written information provided by any such Section 6.2 Indemnitee expressly for inclusion in the Registration Statement.

          6.3. INDEMNIFICATION PROCEDURE. Each party entitled to indemnification under this Section 6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided such

--------------------------------------------------------------------------------
EXHIBIT J                                                           Page 6 of 11
     counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party's counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation in form and substance reasonably satisfactory to such Indemnified Party.

     7.   CONTRIBUTION.

          7.1 INDEMNIFICATION UNAVAILABLE OR UNENFORCEABLE. If the indemnification provided for in Section 6 hereof from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, a well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

          7.2. EQUITABLE CONSIDERATION. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.1. No Person guilty of fraudulent misrepresentation (within

--------------------------------------------------------------------------------
EXHIBIT J                                                           Page 7 of 11
the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7.3. FULL INDEMNIFICATION UNDER SECTION 7. If indemnification is available under Section 6, the Indemnifying Parties shall indemnify each Indemnified Party to the full extent provided in Section 6 without regard to the relative fault of the Indemnifying Party or Indemnified Party or any other equitable consideration provided for in Section 6 .

     8. RULE 144 AND STOCK EXCHANGE LISTINGS. To the extent that the Company is subject to the filing and reporting requirements of the Exchange Act, and so long as there are Registrable Shares outstanding:

          8.1. RULE 144. The Company will file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder, and will take such further action as ACG may reasonably request, all to the extent required from time to time to enable ACG to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of ACG, the Company will deliver to ACG a written statement as to whether it has complied with such information and requirements.

          8.2. STOCK EXCHANGE LISTINGS. The Company will use reasonable efforts to avoid taking any action which would cause the Common Stock to cease to be eligible for inclusion on the New York Stock Exchange or for listing on any securities exchange on which it may become listed.

     9. OBLIGATION OF ACG. ACG shall furnish to the Company such information regarding ACG and the distribution proposed by ACG as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     10.  MISCELLANEOUS.

          10.1. TRANSFER OF CERTAIN RIGHT. Any transfer of Registrable Shares by ACG to a transferee without violation of an agreement between the Company and ACG ("PERMITTED TRANSFEREE") shall result in such Person becoming a Holder for purposes of this Agreement. Promptly upon the Company's request and in no event later than five (5) days thereafter, such Permitted Transferee shall execute a written agreement provided by the Company to adopt and agree to be bound by this Agreement; otherwise such transferee shall be deemed to have waived any registration rights hereunder and such securities shall no longer be deemed to be Registrable Shares.

          10.2. REMEDIES. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this

--------------------------------------------------------------------------------
EXHIBIT J                                                           Page 8 of 11

Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          10.3. AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and ACG.

          10.4. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company, ACG, and the respective successors, assigns, heirs and legal representatives (as the case may be) of the Company and ACG.

          10.5. NOTICES. All notices or other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if delivered personally, by facsimile, by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address:

               (a)  if to the Company, to

                    Evergreen Resources, Inc.
                    1401 17th Street
                    Suite 1200
                    Denver, Colorado 80202
                    Attn: Mark S. Sexton
                    Telecopier: 303-295-7895

                    With a copy to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    15 South Main Street, Suite 601
                    P.O. Box 10208
                    Greenville, South Carolina 29603
                    Attn: Larry D. Estridge
                    Telecopier: (864) 255-5481

               (b)  if to ACG, to

                    Apache Canyon Gas, LLC
                    10740 Nall, Suite 230
                    Overland Park, Kansas 66211
                    Attn: Mark English
                    Telecopier: (913) 967-4340

                    With a copy to:

                    Winstead Sechrest & Minick P.C.
                    5400 Renaissance Tower


--------------------------------------------------------------------------------
EXHIBIT J                                                           Page 9 of 11

                    1201 Elm Street
                    Dallas, Texas 75270-2199
                    Attn: H. Martin Gibson
                    Telecopier # (214) 745-5390

The Company and ACG may change its address by notice to others in accordance with this Section 10.5. Any such notice shall be deemed given and effective upon the earliest to occur of (x) receipt of such facsimile at the facsimile telephone number specified in this Section, (y) five (5) business days after deposit in the United States mails, or (z) upon actual receipt by the party to whom such notice is required to be given.

               10.6. NO SUPERIOR OR INCONSISTENT AGREEMENTS. After the effective date of this Agreement, the Company shall not enter into any agreement granting registration rights more favorable to the registration rights granted to the ACG in this Agreement without granting the same registration rights to ACG. To the extent, if any, the registration rights granted to ACG hereunder conflict or are inconsistent with the rights granted to any Holders of Registrable Shares under other agreements, the provisions of this Agreement shall control.

               10.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflicts of law provisions thereof.

               10.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each such multiple counterpart of this Agreement may be transmitted via facsimile or other similar electronic means and executed by one or more of the undersigned, and a facsimile of the signature of one or more of the undersigned shall be deemed an original signature for all purposes and have the same force and effect as a manually-signed original.

               10.9. CONSTRUCTION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. The terms "include", "including" and all variants thereof shall indicate a non-exclusive example and shall be construed as if immediately followed by the words "without limitation."

               10.10. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               10.11 ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and supersede all prior agreements and understandings, oral or written, among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred

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EXHIBIT J                                                          Page 10 of 11
to herein with respect to the registration rights granted by the Company with respect to any securities now or hereafter owned by ACG.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.


                                       EVERGREEN RESOURCES, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------




                                       APACHE CANYON GAS, L.L.C.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


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EXHIBIT J                                                          Page 11 of 11

                                    EXHIBIT K
                              LITIGATION AND CLAIMS

     Mr. John Toupal purchased the surface of certain tracts in the New Elk and Primero Blocks in Las Animas County, Colorado. These tracts were subject to an Agreement dated January 31, 1990, between Mr. Toupal's predecessor in title, Western Oil Corporation (or Basin Resources), and Meridian Oil Inc., Seller's predecessor in title to leases covering those tracts. The Agreement contained certain restrictions on surface use and for the payment of specified sums for surface damages caused by various operations on the tracts. Mr. Toupal has filed a lawsuit against Meridian Oil Inc. based on breach of the January, 1990, Agreement. Seller has not been served or joined in the suit, but the potential for same exists. There is also potential, minimal continuing liability under the Agreement if it is found that Seller's staging area or other operations exceed the allowed number of acres or require payment under the Agreement.



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                                    EXHIBIT L
                            DISMISSAL FROM LITIGATION


[Frank is preparing]






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